                                  EXHIBIT 2.5
                                  -----------



                             AMENDED AND RESTATED

                           ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                              VIALOG CORPORATION

                      CALL POINTS ACQUISITION CORPORATION

                               CALL POINTS, INC.

                                      AND

                            ROPIR INDUSTRIES, INC.

                         Dated as of October 17, 1997

TABLE OF CONTENTS

ARTICLE 1 PURCHASE AND SALE OF ASSETS.....................................  2

     SECTION 1.1     Purchase and Sale of Assets..........................  2
     SECTION 1.2     Closing..............................................  2
     SECTION 1.3     Liabilities Assumed..................................  3
     SECTION 1.4     Transactions at the Asset Purchase Closing...........  3
     SECTION 1.5     Action by the Principal Stockholder..................  4
     SECTION 1.6     Effective Time.......................................  4
     SECTION 1.7     Certificate of Incorporation.........................  4
     SECTION 1.8     By-laws..............................................  4
     SECTION 1.9     Directors and Officers...............................  4
     SECTION 1.10    Further Assurances...................................  4

ARTICLE 2 CONSIDERATION...................................................  4

     SECTION 2.1     Consideration........................................  4
     SECTION 2.2     Allocation of Purchase Price.........................  5
     SECTION 2.3     Payment of Purchase Price; Exchange Agent; Etc.......  5

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................  6

     SECTION 3.1     Organization and Business; Power and Authority; Etc..  6
     SECTION 3.2     Financial and Other Information......................  8
     SECTION 3.3     Changes in Condition.................................  9
     SECTION 3.4     Liabilities..........................................  9
     SECTION 3.5     Title to Properties and Assets; Leases............... 10
     SECTION 3.6     Compliance with Private Authorizations............... 11
     SECTION 3.7     Compliance with Governmental Authorizations and
                     Applicable Law....................................... 11
     SECTION 3.8     Intangible Assets.................................... 13
     SECTION 3.9     Related Transactions................................. 13
     SECTION 3.10    Insurance............................................ 13
     SECTION 3.11    Tax Matters.......................................... 14
     SECTION 3.12    Employee Retirement Income Security Act of 1974...... 15
     SECTION 3.13    Absence of Sensitive Payments........................ 18
     SECTION 3.14    Inapplicability of Specified Statutes................ 18
     SECTION 3.15    Authorized and Outstanding Capital Stock............. 18
     SECTION 3.16    Employment Arrangements.............................. 19
     SECTION 3.17    Material Agreements.................................. 20
     SECTION 3.18    Ordinary Course of Business.......................... 21
     SECTION 3.19    Bank Accounts; Etc................................... 22
     SECTION 3.20    Adverse Restrictions................................. 23
     SECTION 3.21    Broker or Finder..................................... 23

     SECTION 3.22    Personal Injury or Property Damage; Warranty Claims; Etc...............   23
     SECTION 3.23    Environmental Matters..................................................   23
     SECTION 3.24    Materiality............................................................   25
     SECTION 3.25    Solvency...............................................................   26
     SECTION 3.26    Acquisition of the Entire Business.....................................   26
     SECTION 3.27    Compliance with Regulations Relating to Securities Credit..............   26
     SECTION 3.28    Certain State Statutes Inapplicable....................................   25
     SECTION 3.29    Continuing Representations and Warranties..............................   26
     SECTION 3.30    Financing Document.....................................................   26
     SECTION 3.31    Predecessor Status; Etc................................................   27

ARTICLE 4 ADDITIONAL REPRESENTATIONS AND WARRANTIES
     OF THE PRINCIPAL STOCKHOLDER...........................................................   27

     SECTION 4.1     Organization...........................................................   27
     SECTION 4.2     Power and Authority....................................................   27
     SECTION 4.3     Enforceability.........................................................   27
     SECTION 4.4     Equity Ownership.......................................................   27
     SECTION 4.5     No Conflict; Required Filings and Consents.............................   28

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF VIALOG
   AND BUYER................................................................................   28

     SECTION 5.1     Organization and Qualification.........................................   28
     SECTION 5.2     Power and Authority....................................................   28
     SECTION 5.3     No Conflict; Required Filings and Consents.............................   29
     SECTION 5.4     Financing..............................................................   29
     SECTION 5.5     Broker and Finder......................................................   29
     SECTION 5.6     Prior Activities of VIALOG or Buyer....................................   29
     SECTION 5.7     Capitalization of VIALOG and Buyer.....................................   30
     SECTION 5.8     Financing Document.....................................................   30
     SECTION 5.9     Solvency...............................................................   30
     SECTION 5.10    This Section Intentionally Left Blank..................................   30
     SECTION 5.11    Participating Agreements of Other Participating Companies..............   31
     SECTION 5.12    Continuing Representations and Warranties..............................   31

ARTICLE 6 ADDITIONAL COVENANTS..............................................................   31

     SECTION 6.1     Access to Information; Confidentiality.................................   31
     SECTION 6.2     Agreement to Cooperate.................................................   32
     SECTION 6.3     Assignment of Contracts and Rights.....................................   33
     SECTION 6.4     Compliance With Securities Act.........................................   34
     SECTION 6.5     Conduct of Business....................................................   34
     SECTION 6.6     No Solicitation........................................................   35
     SECTION 6.7     Directors' and Officers' Indemnification and Insurance.................   36

     SECTION 6.8     Notification of Certain Matters..............................................  36
     SECTION 6.9     Public Announcements.........................................................  36
     SECTION 6.10    Conveyance Taxes.............................................................  37
     SECTION 6.11    Obligations of VIALOG........................................................  37
     SECTION 6.12    Employee Benefits; Severance Policy..........................................  37
     SECTION 6.13    Certain Actions Concerning Business Combinations.............................  38
     SECTION 6.14    Maintenance of Corporate Existence...........................................  38
     SECTION 6.15    Tax Returns..................................................................  38
     SECTION 6.16    Noncompetition...............................................................  38
     SECTION 6.17    Distributions, Liabilities; Etc..............................................  38
     SECTION 6.18    Release from Guarantees......................................................  39
     SECTION 6.19    No Significant Changes.......................................................  39
     SECTION 6.20    Financing Document...........................................................  39
     SECTION 6.21    Self Dealing.................................................................  39

ARTICLE 7 CLOSING CONDITIONS......................................................................  40

     SECTION 7.1     Conditions to Obligations of Each Party to Effect the Asset
                     Purchase.....................................................................  40
     SECTION 7.2     Conditions to Obligations of VIALOG and Buyer................................  41
     SECTION 7.3     Conditions to Obligations of the Company.....................................  47

ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER.......................................................  49

     SECTION 8.1     Termination..................................................................  49
     SECTION 8.2     Effect of Termination........................................................  52
     SECTION 8.3     Amendment....................................................................  52
     SECTION 8.4     Waiver.......................................................................  52
     SECTION 8.5     Fees, Expenses and Other Payments............................................  52
     SECTION 8.6     Effect of Investigation......................................................  53

ARTICLE 9  FEDERAL SECURITIES ACT AND OTHER RESTRICTIONS..........................................  53

     SECTION 9.1     Shares not Registered........................................................  53
     SECTION 9.2     Economic Risk; Sophistication................................................  53
     SECTION 9.3     Restrictions on Resale; Legends..............................................  53

ARTICLE 10 INDEMNIFICATION........................................................................  54

     SECTION 10.1    Indemnification..............................................................  54
     SECTION 10.2    Procedures Concerning Claims by Third Parties; Payment of Damages; Etc.......  56
     SECTION 10.3    Access to Books and Records..................................................  57
     SECTION 10.4    Exclusivity..................................................................  57

ARTICLE 11 GENERAL PROVISIONS...........................................................  57

     SECTION 11.1     Effectiveness of Representations; Etc.............................  57
     SECTION 11.2     Notices...........................................................  58
     SECTION 11.3     Headings..........................................................  59
     SECTION 11.4     Severability......................................................  60
     SECTION 11.5     Entire Agreement..................................................  60
     SECTION 11.6     Assignment........................................................  60
     SECTION 11.7     Parties in Interest...............................................  60
     SECTION 11.8     Governing Law.....................................................  60
     SECTION 11.9     Enforcement of the Agreement......................................  60
     SECTION 11.10    Counterparts......................................................  61
     SECTION 11.11    Disclosure Supplements............................................  61

ARTICLE 12 DEFINITIONS..................................................................  61

                             AMENDED AND RESTATED
                           ASSET PURCHASE AGREEMENT


     AMENDED AND RESTATED ASSET PURCHASE AGREEMENT dated as of October 17, 1997 among VIALOG CORPORATION, a Massachusetts corporation ("VIALOG"), CALL POINTS ACQUISITION CORPORATION, a Delaware corporation and wholly owned subsidiary of VIALOG ("Buyer"), CALL POINTS, INC., a Delaware corporation (the "Company"), and ROPIR INDUSTRIES, INC. (the "Principal Stockholder").

                                   PREAMBLE

     1. The Company and Buyer agree that it is in their best interest to combine their business upon the terms and subject to the conditions of this Agreement and in accordance with the Alabama Business Corporation Act (the "BCA") and the General Corporation Law of the State of Delaware (the "DBCL"), pursuant to which the Buyer will acquire substantially all of the assets and assume certain liabilities of the Company (the "Asset Purchase").

     2. Each of the Other Participating Companies will enter into an agreement and plan of reorganization or stock or asset purchase agreement with VIALOG and a wholly-owned Subsidiary of VIALOG (each a "Participating Agreement") whereby, contemporaneously with the Asset Purchase contemplated hereby, each Other Participating Company and a Subsidiary of VIALOG will carry out a business combination transaction pursuant to which each such Subsidiary will merge with and into one of the Other Participating Companies or VIALOG or one of the Other Participating Companies will merge with and into such Subsidiary or VIALOG or such Subsidiary shall purchase stock or assets of such Other Participating Companies and stockholders of and other Persons holding equity interests in the Other Participating Companies will convert their holdings into cash, cash and notes or cash and shares of common stock, $.01 par value per share of VIALOG ("VIALOG Stock") determined in accordance with the respective Participating Agreements.

     3. The Board of Directors of the Company has unanimously determined that the Asset Purchase is fair to, and in the best interest of the Company and has approved and adopted this Agreement and the Principal Stockholder has approved and adopted this Agreement.

     4. The Board of Directors of Buyer has approved and adopted this Agreement and VIALOG has approved this Agreement as the sole stockholder of Buyer.

                                   AGREEMENT

     In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

                                    ARTICLE
                                       1
                          PURCHASE AND SALE OF ASSETS

     1.1  Purchase and Sale of Assets.
          ---------------------------

               (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the BCA and the DBCL at the Effective Time, the Buyer shall purchase and the Company shall sell, convey, transfer, assign and deliver to Buyer the Business, including without limitation the Assets. The Company's sale, conveyance, transfer, assignment and delivery of the Assets shall be free and clear of all liens, encumbrances, liabilities and obligations, except for those expressly assumed by Buyer pursuant to Section
1.3. Upon completion of the Asset Purchase, the Buyer will succeed to the Business and thereafter do business under the name "Call Points, Inc.".

               (b) The Company represents that, at a meeting duly called and held at which a quorum was present and acting throughout, its Board of Directors has unanimously (i) determined that this Agreement, the Asset Purchase and the Transactions are fair to and in the best interest of the Company, (ii) approved this Agreement, the Asset Purchase and the Transactions, which approval satisfies in full the requirements of Applicable Law, and (iii) resolved to recommend approval and adoption by the Stockholders of this Agreement, the Asset Purchase and the Transactions to the extent required and in a manner permitted by Applicable Law.

     1.2  Closing. Unless this Agreement is terminated pursuant to Section 8.1
          -------
and the Asset Purchase and the Transactions have been abandoned, and subject to the satisfaction or, if possible, waiver of the conditions set forth in Article 7 other than Section 7.1(d), the closing of the Asset Purchase (the "Asset Purchase Closing") will take place on the date designated by VIALOG by written notice in accordance with Article 11 hereof delivered in at least three (3) days prior to such date, at the offices of Mirick, O'Connell, DeMallie & Lougee, llp, unless another date, time or place is agreed to in writing by the Parties to this Agreement. Counsel for the Parties to this Agreement will hold a pre-closing one day prior to the Asset Purchase Closing at the offices of Mirick, O'Connell, DeMallie & Lougee, llp, for the purpose of finalizing all documents to be signed at the Asset Purchase Closing. All certificates, legal opinions and other instruments required to be delivered in order to satisfy the conditions to the obligations of the Parties to effect the Asset Purchase set forth in Article 7 below shall be delivered at the Asset Purchase Closing, and each such certificate, legal opinion or other instrument shall, except to the extent otherwise provided in Article 7, be dated as of the anticipated Financing Closing Date, which is expected to occur no later than five business days following the date of the Asset Purchase Closing. All such certificates, legal opinions and other instruments shall be held in escrow by Mirick, O'Connell, DeMallie & Lougee, llp between the Asset Purchase Closing and the Effective Time and shall be released from escrow concurrently with the Effective Time on the Financing Closing Date. In the event that the Effective Time and Financing Closing Date occur on a date other than the fifth business day following the Asset Purchase Closing, all such certificates, legal opinions and instruments shall be re-dated as of the Financing Closing Date. The Company, the Principal Stockholder, VIALOG and Buyer shall use their respective best efforts to cause each of the conditions set forth in Article 7 reasonably capable of being satisfied prior to the Asset Purchase Closing, including, without limitation, the conditions set forth in Sections 7.1(a), (c), (f) and (h) to be satisfied prior to the Asset Purchase Closing.

     1.3  Liabilities Assumed. At the Asset Purchase Closing, Buyer shall
          -------------------
deliver to the Company an Assumption Agreement in the form of Exhibit 1.3
                                                              -----------
whereby Buyer assumes and agrees to pay and perform when due (subject to the provisions of this Agreement) the Assumed Liabilities and agrees to indemnify the Company for all amounts incurred by the Company as a result of the Buyer's failure to pay the Assumed Liabilities when due. The Company shall retain and the Buyer shall not assume or be obligated for the Retained Liabilities, and the Company and the Principal Stockholder hereby jointly and severally indemnify the Buyer against and holds it harmless from any loss, cost, liability or expense incurred by the Buyer with respect to the Retained Liabilities.

     1.4  Transactions at the Asset Purchase Closing. At the Asset Purchase
          ------------------------------------------
Closing and subject to compliance or waiver of each of the conditions set forth in Article 7:

               (a) The Company shall deliver to the Buyer possession of the Assets and the Business, free of all liens and in connection therewith duly execute and deliver to Buyer such deeds, conveyances, bills of sale, certificates of title, assignments, assurances and other instruments and documents as Buyer may reasonably request in order to effect the sale, conveyance and transfer of the Assets. Such instruments and documents shall be sufficient to convey to Buyer, the Business and good and merchantable title to all of the Assets.

               (b)  The Buyer shall execute and deliver the Assumption
Agreement.

               (c)  The Buyer shall pay the Purchase Price in accordance with
Section 2.3.

               (d) The Buyer, the Company and the Principal Stockholder shall have executed and delivered the Escrow Agreement.

               (e) The Company shall deliver to Buyer an amendment to its Certificate of Incorporation changing the name of the Company to a name acceptable to Buyer and dissimilar to "Call Points, Inc." which amendment shall be in form for filing with the Delaware Secretary of State.

               (f) The Buyer shall pay the Principal Stockholder the Noncompetition Payment.

Each of the documents, instruments and agreements delivered at the Asset Purchase Closing shall be held in escrow by Mirick, O'Connell, DeMallie & Lougee, llp until the Effective Time. At the Effective Time, the Buyer shall pay the Purchase Price and the Noncompetition Payment and all of said documents, instruments and agreements shall be delivered to the appropriate parties.

     1.5  Action by the Stockholders. The Company represents and warrants that
          --------------------------
the Stockholders have approved this Agreement, the Asset Purchase and the Transactions by written consent adopted in accordance with Applicable Law and its Organizational Documents.

     1.6  Effective Time. On the Financing Closing Date, the Parties hereto will
          --------------
cause the Asset Purchase to be released from escrow at which time the Asset Purchase shall become effective (the "Effective Time)".

     1.7  Certificate of Incorporation.  From and after the Effective Time, the
          ----------------------------
Certificate of Incorporation of the Buyer will be in the form attached as
Exhibit 1.7 until amended in accordance with Applicable Law, and the name of the
-----------
Buyer will be Call Points, Inc. or such other name as VIALOG may elect.

     1.8  By-laws. From and after the Effective Time, the by-laws of the Buyer
          -------
will be in the form attached as Exhibit 1.8, until amended in accordance with
                                -----------
Applicable Law.

     1.9  Directors and Officers.  From and after the Effective Time, until
          ----------------------
successors are duly elected or appointed and qualified (or their earlier resignation or removal) in accordance with Applicable Law the directors and officers of the Buyer will be as determined by VIALOG acting in its capacity as the sole stockholder of the Buyer.

     1.10 Further Assurances. The Company and the Principal Stockholder, from
          ------------------
time to time after the Asset Purchase Closing and at Buyer's request, will execute and deliver any such other instruments of conveyance and transfer and take such other action as the Buyer reasonably may require more effectively to vest title in the Buyer and to put Buyer in possession of the Business and the Assets.

                                    ARTICLE
                                       2
                                 CONSIDERATION


     2.1  Consideration. Upon the terms and conditions of this Agreement, and in
          -------------
reliance upon the representations, warranties, covenants and agreements of the Company and Principal Stockholder contained herein, and in consideration of the sale, assignment, transfer and delivery of the Assets, Buyer will:

               (a) pay to the Company (i) cash of Seven Million Dollars ($7,000,000) (the "Cash Consideration") and 21,000 shares of VIALOG Stock as constituted at the Effective Time (the "Stock Consideration") (the Cash Consideration together with the Stock Consideration referred to as the "Purchase Price"),

               (b) assume the Assumed Liabilities, and

               (c) pay to the Principal Stockholder an aggregate of One Million Dollars ($1,000,000) (the "Noncompetition Payment") to be paid in accordance with the terms of the noncompetition agreement to be executed by Principal Stockholder as contemplated by Section 7.2(d).

     2.2  Allocation of the Purchase Price.
          --------------------------------

               The Purchase Price shall be allocated among the Assets as set forth on Exhibit 2.2. The Company and Buyer shall be bound by such allocation
         -----------
for all purposes and shall account for and report the purchase and sale contemplated hereby for all financial accounting and tax purposes in accordance with such allocation.

     2.3  Payment of Purchase Price; Exchange Agent; Etc. The Purchase Price
          ----------------------------------------------
shall be paid by Buyer to the Company as follows:

               (a) Prior to the Asset Purchase Closing, VIALOG will deposit or cause to be deposited with a bank, trust company or other Entity designated by VIALOG (the "Exchange Agent"), for the benefit of the Company for delivery in accordance with this Article, through the Exchange Agent, the stock portion of the Purchase Price and within one (1) business day of the Financing Closing Date, a check or checks representing next day funds from the Underwriter in (or, pursuant to instructions reasonably satisfactory to the Exchange Agent, wire transfer of) an amount equal to the Cash Merger Consideration (the "Exchange Fund"). The Exchange Agent will, pursuant to irrevocable instructions from VIALOG, (i) deliver $6,750,000 of the Cash Consideration to be issued pursuant to Section 2.1(a) out of the Exchange Fund and the Stock Consideration to the Company, and (ii) deliver $250,000 of the Cash Consideration (the "Escrowed Funds") to the Montgomery, Alabama branch office of Merrill, Lynch, Pierce, Fenner & Smith (the "Escrow Agent"), or such other branch office as may be designated by the Exchange Agent, for disposition in accordance with the Escrow Agreement substantially in the form of Exhibit 2.3(b). . The Exchange Fund will
                                       -------------
not be used for any other purposes. Any interest, dividends or other income earned by the Exchange Fund will be for the account of VIALOG; and

               (b) The Purchase Price will be delivered by the Exchange Agent within two business days (or such greater period not to exceed five business days as may be customarily required by the Exchange Agent) following two business days after the Financing Closing Date. The Cash Consideration may be paid by check, (or, pursuant to instructions reasonably satisfactory to the Exchange Agent, by wire transfer). No interest will be payable on the Exchange Merger Consideration regardless of any delay in making payments.

                                    ARTICLE
                                       3
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     The Company and the Principal Stockholder jointly and severally represent, warrant and covenant to, and agree with, VIALOG and Buyer as follows:

     3.1  Organization and Business; Power and Authority; Etc.
          ---------------------------------------------------

          (a)  The Company:

               (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as set forth in Section 3.1(a) of the Disclosure Schedule,

               (ii) has all requisite power and authority (corporate and other) to own or hold under lease its properties (including the Assets) and to conduct its business as now conducted and as presently proposed to be conducted, and has in full force and effect all Governmental Authorizations and Private Authorizations and has made all Governmental Filings, to the extent required for such ownership and lease of its property and conduct of its business, and

               (iii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction (a true and correct list of which is set forth in Section 3.1(a) of the Disclosure Schedule) in which the character of its property or the nature of its business or operations requires such qualification or authorization, except to the extent the failure so to qualify or to maintain such authorizations would not have an Adverse Effect.

          (b) The Company has all requisite power and authority (corporate and other) and has in full force and effect all Governmental Authorizations and Private Authorizations in order to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto and to consummate the Asset Purchase and the Transactions. The execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto have been duly authorized by all requisite corporate or other action. This Agreement has been duly executed and delivered by the Company and constitutes, and each Collateral Document executed or required to be executed pursuant hereto or thereto or to consummate the Asset Purchase and the Transactions, when executed and delivered by the Company or an Affiliate of the Company will constitute, legal, valid and binding obligations of the Company or such Affiliate, enforceable in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of general principles of equity. The affirmative vote or action by written consent of fifty (50%) of the votes the holders of the outstanding shares of the Company are entitled to cast is the only vote of the holders of any class or series of the capital stock of the Company necessary to approve this Agreement, the Asset Purchase and the Transactions under Applicable Law and the Company's Organizational Documents.

          (c) Except as set forth in Section 3.1(c) of the Disclosure Schedule, neither the execution and delivery of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, nor the consummation of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by the Company or any of the other parties hereto or thereto which is Affiliated with the Company:

               (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law on the part of the Company or any Subsidiary or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of the Company or any Subsidiary,

               (ii) will result in or permit the creation or imposition of any Lien (except to the extent set forth in Section 3.1(c) of the Disclosure Schedule) upon any property now owned or leased by the Company or any such other party, or

               (iii) will require any Governmental Authorization or Governmental
                     Filing or Private Authorization, except for filing requirements under Applicable Law in connection with the Asset Purchase and the Transactions and as the Securities Act and applicable state securities laws may apply to compliance by the Company with the provisions of this Agreement relating to the Financing and except pursuant to the HSR Act (if applicable).

          (d) The Company does not have any Subsidiaries other than those listed on Section 3.1(d) of the Disclosure Schedule. Each Subsidiary so listed is wholly-owned, is a corporation which is duly organized, validly existing and in good standing under the laws of the respective state of incorporation set forth opposite its name on Section 3.1(d) of the Disclosure Schedule, and is duly qualified and in good standing as a foreign corporation in each other jurisdiction (as shown in Section 3.1(d) of the Disclosure Schedule) in which the character of its property or the nature of its business or operations requires such qualification or authorization, with full power and authority (corporate and other) to carry on the business in which it is engaged. Each Subsidiary has in full force and effect all Governmental Authorizations and Private Authorizations and has made all Governmental Filings, to the extent required for such ownership and lease of its property and conduct of its business. The Company owns all of the outstanding capital stock (as shown on Section 3.1(d) of the Disclosure Schedule) of each Subsidiary, free and clear of all Liens (except to the extent set forth in Section 3.1(d) of the Disclosure Schedule), and all such stock has been duly authorized and validly issued and is fully paid and non-assessable. There are no outstanding Option Securities or Convertible Securities, or agreements or understandings with respect to any of the foregoing, of any nature whatsoever relating to the authorized and unissued or the outstanding capital stock of any Subsidiary.

      3.2 Financial and Other Information.
          -------------------------------

               (a) The Company has furnished to VIALOG copies of the financial statements of the Company and its Subsidiaries listed in Section 3.2(a) of the Disclosure Schedule (the "Financial Statements"). The Financial Statements, including in each case the notes thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein, are true, correct and complete, do not contain any untrue statement of a material fact or omit to state a material fact required by GAAP to be stated therein or necessary in order to make any statements contained therein not misleading, and fairly present the financial condition and results of operations of the Company and its Subsidiaries, on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements to normal nonmaterial year-end audit adjustments and accruals.

               (b) Neither the Disclosure Schedule, the Financial Statements, this Agreement nor any Collateral Document furnished or to be furnished by or on behalf of the Company or the Principal Stockholder pursuant to this Agreement or any Collateral Document executed or required to be executed by or on behalf of the Company or the Principal Stockholder pursuant hereto or thereto or to consummate the Asset Purchase and the Transactions, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated in such document by its terms or necessary in order to make the statements contained herein or therein not misleading and all such Collateral Documents are and will be true, correct and complete in all material respects; provided that:

                    (i) with respect to projections contained or referred to in the Disclosure Schedule, the Company represents and warrants only that such projections were prepared in good faith on the basis of the past business of the Company and other information and assumptions which the Company and the Principal Stockholder believe to be reasonable,

                    (ii) each such Collateral Document will not be deemed
                         misleading by virtue of the absence of factual recitations or references not germane thereto and necessary to the purpose thereof, and

                    (iii) responses to due diligence requests will not be
                          subject to this Section 3.2(b) except to the extent that, to the Company's knowledge, such response is materially misleading.

          (c) The Company does not own any capital stock or equity or proprietary interest in any other Entity or enterprise, however organized and however such interest may be denominated or evidenced, except as set forth in Sections 3.1(d) or 3.2(c) of the Disclosure Schedule. None of the Entities, if any, so set forth in Section 3.2(c) of the Disclosure Schedule is a Subsidiary of the Company except as so set forth. The Company owns all of the outstanding capital stock or equity or proprietary interests (as shown on Section 3.2(c) of the Disclosure Schedule) of each such Entity or other enterprise, free and clear of all Liens (except to the extent set forth in Section 3.2(c) of the Disclosure Schedule), and all of such stock or equity or proprietary interests have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding Option Securities or Convertible Securities, or agreements or understandings with respect to any of the foregoing, of any nature whatsoever, except as described in Section 3.2(c) of the Disclosure Schedule.

     3.3  Changes in Condition.  Since the date of the most recent financial
          --------------------
statements forming part of the Financial Statements, except to the extent specifically described in Section 3.3 of the Disclosure Schedule, there has been no Adverse Change in the Company or the Company and its Subsidiaries taken as a whole. There is no Event known to the Company which Adversely Affects, or in the future might (so far as the Company or the Principal Stockholder can now reasonably foresee) Adversely Affect, the Company or the Company and its Subsidiaries taken as a whole, or the ability of the Company to perform any of the obligations set forth in this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto except for changes in general economic conditions and to the extent set forth in Section 3.3 of the Disclosure Schedule.

     3.4  Liabilities. At the date of the most recent balance sheet forming part
          -----------
of the Financial Statements, neither the Company nor any Subsidiary had any obligations or liabilities, past, present or deferred, accrued or unaccrued, fixed, absolute, contingent or other, except as disclosed in such balance sheet, or the notes thereto, and since such date neither the Company nor any Subsidiary has incurred any such obligations or liabilities, other than obligations and liabilities incurred in the ordinary course of business consistent with past practice of the Company and its Subsidiaries, which do not and, to the Company's knowledge, will not, in the aggregate, Adversely Affect the Company or the Company and its Subsidiaries taken as a whole except to the extent set forth in
Section 3.4 of the Disclosure Schedule.

     Neither the Company nor any Subsidiary has Guaranteed or is otherwise primarily or secondarily liable in respect of any obligation or liability of any other Person material to the Company or the Company and its Subsidiaries, except for endorsements of negotiable instruments for deposit in the ordinary course of business or as disclosed in the most recent balance sheet, or the notes thereto, forming part of the Financial Statements or in Section 3.4 of the Disclosure Schedule.

     3.5  Title to Properties and Assets; Leases.
          --------------------------------------

               (a) Each of the Company and its Subsidiaries has good legal and insurable title, with respect to all real property owned or leased (in fee simple if owned and leasehold if leased) and marketable title if owned (in fee simple), if any, reflected as an asset on the most recent balance sheet forming part of the Financial Statements, or held by the Company or any of its Subsidiaries for use in its business if not so reflected, and good indefeasible and merchantable title to all other Assets, tangible and intangible (excluding leased property), reflected on such balance sheet, or held by the Company or any of its Subsidiaries for use in its business if not so reflected, or purported to have been acquired by the Company or any of its Subsidiaries since such date, except inventory sold or depleted, or property, plant and other equipment used up or retired, since such date, in each case in the ordinary course of business consistent with past practice of the Company and its Subsidiaries, free and clear of all Liens, except such as are reflected in the most recent balance sheet, or the notes thereto, forming part of the Financial Statements or set forth in Section 3.5(a) of the Disclosure Schedule. Except for financing statements evidencing Liens referred to in the preceding sentence (a true, correct and complete list and description of which is set forth in Section 3.5(a) of the Disclosure Schedule), to the Company's knowledge, no financing statements under the Uniform Commercial Code and no other filing which names the Company or any of its Subsidiaries as debtor or which covers or purports to cover any of the Assets or property of the Company or any of its Subsidiaries is on file in any state or other jurisdiction, and neither the Company nor any Subsidiary has signed or agreed to sign any such financing statement or filing or any agreement authorizing any secured party thereunder to file any such financing statement or filing. Each Lease or other occupancy or other agreement under which the Company or any of its Subsidiaries holds real or personal property has been duly authorized, executed and delivered by the Company or Subsidiary, as the case may be, and, to the Company's knowledge, by each of the parties thereto. Each such Lease is a legal, valid and binding obligation of the Company or a Subsidiary, as the case may be, and, to the Company's knowledge, of each other party thereto, enforceable in accordance with its terms. Each of the Company and its Subsidiaries has a valid leasehold interest in and enjoys peaceful and undisturbed possession under all Leases pursuant to which it holds any real property or tangible personal property, none of which contains any provision which would impair the Company's ability to use such property as it is currently used by the Company, except as described in Section 3.5(a) of the Disclosure Schedule. All of such Leases are valid and subsisting and in full force and effect. Neither the Company nor any of its Subsidiaries nor, to the Company's or Principal Stockholder's knowledge, any other party thereto, is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any such Lease.

               (b) Section 3.5(b) of the Disclosure Schedule contains a true, correct and complete description of all real estate owned or leased by the Company or any of its Subsidiaries and all Leases and an identification of all material items of fixed assets and machinery and equipment. None of the fixed assets and machinery and equipment is subject to contracts of sale, and none is held by the Company or any of its Subsidiaries as lessee or as conditional sales venue under any Lease or conditional sales contract and none is subject to any title retention agreement, except as set forth in Section 3.5(b) of the Disclosure Schedule. The real property

(other than land), fixtures, fixed assets and machinery and equipment are in a state of good repair and maintenance and are in good operating condition, reasonable wear and tear excepted.

               (c) Except as set forth in Section 3.5(c) of the Disclosure
Schedule:

                      (i) all real property owned or leased by the Company or any of its Subsidiaries conforms to and complies with all applicable title covenants, conditions, restrictions and reservations and all Environmental Laws and all applicable zoning, wetlands, land use and other Applicable Law, and

                      (ii) neither the Company nor any Subsidiary, nor, to the
                           knowledge of the Company, any landlord, tenant or other occupant or user of any such real property, has used such real property for the storage or disposal of Hazardous Materials or engaged in the business of storing or disposing of Hazardous Materials, except for use in the ordinary course of business of the type conducted by the Company.

     3.6  Compliance with Private Authorizations.  Section 3.6 of the Disclosure
          --------------------------------------
Schedule sets forth a true, correct and complete list and description of each Private Authorization which individually is material to the Company or the Company and its Subsidiaries taken as a whole, all of which are in full force and effect. Each of the Company and each Subsidiary has obtained all Private Authorizations which are necessary for the ownership by the Company or each Subsidiary of its properties and the conduct of its business as now conducted or as presently proposed to be conducted or which, if not obtained and maintained, could, singly or in the aggregate, Adversely Affect the Company or the Company and its Subsidiaries taken as a whole. Neither the Company nor any Subsidiary is in breach or violation of, or is in default in the performance, observance or fulfillment of, any Private Authorization, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation default, under any Contractual Obligation or Private Authorization, except for such defaults, breaches or violations, as do not and, to the Company's knowledge, will not have in the aggregate any Adverse Effect on the Company or the Company and its Subsidiaries taken as a whole or the ability of the Company to perform any of the obligations set forth in this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto or to consummate the Asset Purchase and the Transactions. No Private Authorization is the subject of any pending or, to the Company's or Principal Stockholder's knowledge, threatened attack, revocation or termination.

     3.7  Compliance with Governmental Authorizations and Applicable Law.
          --------------------------------------------------------------

               (a) Section 3.7(a) of the Disclosure Schedule contains a description of:

                      (i) all Legal Actions which are pending or, other than those finally adjudicated or settled on or before December 31, 1996, in which the Company or any of its Subsidiaries, or any of its officers or directors, is, or at any time since its organization has been, engaged, or which involves, or at any time during such period involved, the business, operations or properties of the Company or any of its Subsidiaries or, to the Company's knowledge, which is threatened or contemplated against, or in any other manner relating Adversely to, the Company or any of its Subsidiaries or the business, operations or properties, or the officers or directors, or any of them in connection therewith (the "Identified Legal Actions"); and

                    (ii) each Governmental Authorization to which the Company or any Subsidiary is subject and which relates to the business, operations, properties, prospects, condition (financial or other), or results of operations of the Company or the Company and its Subsidiaries taken as a whole, all of which are in full force and effect.

               (b) Each of the Company and each of its Subsidiaries has obtained all Governmental Authorizations which are necessary for the ownership or uses of its properties and the conduct of its business as now conducted or as presently proposed to be conducted by the Company or which, if not obtained and maintained, could singly or in the aggregate, have any Adverse Effect on the Company or the Company and its Subsidiaries taken as a whole. No Governmental Authorization is the subject of any pending or, to the Company's knowledge, threatened attack, revocation or termination. Neither the Company nor any Subsidiary nor any officer or director (in connection with the business, operations and properties of the Company or any Subsidiary) is or at any time since January 1, 1991 has been, or is or has during such time been charged with, or to the knowledge of the Company, is threatened or under investigation with respect to any material breach or violation of, or in default in the performance, observance or fulfillment of, any Governmental Authorization or any Applicable Law, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under

                    (i) any Governmental Authorization or any Applicable Law, except for such breaches, violations or defaults as do not and, to the Company's knowledge, will not have in the aggregate any Adverse Effect on the Company or the Company and its Subsidiaries taken as a whole or the ability of the Company to perform any of the obligations set forth in this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, or to consummate the Asset Purchase and the Transactions, or

                    (ii) any requirement of any insurance carrier, applicable to its business, operations or properties,

except as otherwise specifically described in Section 3.7(b) of the Disclosure Schedule.

               (c) With respect to matters, if any, of a nature referred to in Sections 3.7(a) or 3.7(b) of the Disclosure Schedule, all such information and matters set forth in the Disclosure Schedule, individually and in the aggregate, if adversely determined against the Company or any Subsidiary, will not Adversely Affect the Company or the Company and its Subsidiaries taken as a whole, or the ability of the Company to perform its obligations under this Agreement or any Collateral Documents or required to be executed pursuant hereto or thereto or to consummate the Asset Purchase and the Transactions.

     3.8  Intangible Assets.
          -----------------

               (a) Each of the Company and each Subsidiary owns or possesses or otherwise has the right to use all Governmental Authorizations and other Intangible Assets necessary for the present and planned future conduct of its business, without any known conflict with the rights of others. The present and planned future conduct of business by the Company and each Subsidiary is not dependent upon any one or more, or all, of such Governmental Authorizations and other Intangible Assets or rights with respect to any of the foregoing, except as set forth in Section 3.8(a) of the Disclosure Schedule.

               (b) Section 3.8(b) of the Disclosure Schedule sets forth a true, correct and complete description of all of such Governmental Authorizations and other Intangible Assets or rights with respect thereto, including without limitation the nature of the Company's and each Subsidiary's interest in each and the extent to which the same have been duly registered in the offices as indicated therein.

     3.9  Related Transactions.  Section 3.9 of the Disclosure Schedule sets
          --------------------
forth a true, correct and complete description of any Contractual Obligation or transaction, not fully discharged or consummated, as the case may be, on or before the beginning of the Company's current fiscal year, between the Company or any of its Subsidiaries and any of its officers, directors, employees, stockholders, or any Affiliate of any thereof (other than reasonable compensation for services as officers, directors and employees and reimbursement for out-of-pocket expenses reasonably incurred in support of the Company's business), now existing or which, at any time since its organization, existed or occurred, including without limitation any providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any officer, director, stockholder or employee, or any Affiliate of any thereof. All such Contractual Obligations and transactions were and are on terms and conditions no less favorable to the Company or any of its Subsidiaries than would be customary for such between Persons who are not Affiliates or upon terms and conditions on which similar Contractual Obligations and transactions with Persons who are not Affiliates could fairly and reasonably be expected to be entered into, except as otherwise set forth in Section 3.9 of the Disclosure Schedule.

     3.10 Insurance.
          ---------

               (a) Section 3.10(a) of the Disclosure Schedule lists all insurance policies maintained by the Company or any Subsidiary and includes insurers' names, policy numbers, expiration dates, risks insured against, amounts of coverage, the annual premiums, exclusions, deductibles and self-insured retention.

               (b) Neither the Company nor any Subsidiary is in breach or violation of or in default under any such policy, and all premiums due thereon have been paid, and each such policy or a comparable replacement policy will continue to be in force and effect up to and including the Financing Closing Date. The insurance policies so listed and identified are of a nature and scope and in amounts sufficient to prevent the Company or any Subsidiary from becoming a coinsurer within the terms of such policies. Except as set forth in Section 3.10(a) of the Disclosure Schedule, neither the Company nor any Subsidiary has, within the past five (5) years, been refused insurance by any insurance carrier to which it has applied for insurance.

     3.11  Tax Matters.
           -----------

               (a) Each of the Company and each Subsidiary has in accordance with all Applicable Laws filed all Tax Returns which are required to be filed, and has paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable pursuant to said Returns and all other governmental charges and assessments received to date. The Tax Returns of the Company and each Subsidiary have been prepared in accordance with all Applicable Laws and generally accepted principles applicable to taxation consistently applied. All Taxes which the Company and each Subsidiary are required by law to withhold and collect have been duly withheld and collected and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable. Neither the Company nor any Subsidiary has executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of the Company or any Subsidiary for the fiscal year prior to and including the most recent fiscal year. Adequate provision has been made on the most recent balance sheet forming part of the Financial Statements for all Taxes of any kind, including interest and penalties in respect thereof, whether disputed or not, and whether past, current or deferred, accrued or unaccrued, fixed, contingent, absolute or other, and to the knowledge of the Company there are no transactions or matters or any basis which might or could result in additional Taxes of any nature to the Company or any Subsidiary for which an adequate reserve has not been provided on such balance sheet. Each of the Company and each Subsidiary has at all times been taxable as a Subchapter C corporation under the Code, except as otherwise set forth in Section 3.11(a) of the Disclosure Schedule. Neither the Company nor any Subsidiary has ever been a member of any consolidated group (other than exclusively with the Company and its Subsidiaries) for Tax purposes, except as set forth in Section 3.11(a) of the Disclosure Schedule.

               (b) Each of the Company and each Subsidiary has paid all Taxes which have become due pursuant to its Returns and has paid all installments (to the extent required to avoid material underpayment penalties) of estimated Taxes due and payable.

               (c) From the end of its most recent fiscal year to the date hereof neither the Company nor any Subsidiary has made any payment on account of any Taxes except regular payments required in the ordinary course of business with respect to current operations or property presently owned.

               (d) The information shown on the federal income Tax Returns of the Company and its Subsidiaries (true, correct and complete copies of which have been furnished by the Company to VIALOG) is true, correct and complete and fairly and accurately reflects the information purported to be shown. Federal and state income Tax Returns of the Company and its Subsidiaries have been audited by the IRS or applicable state Authority for the taxable periods set forth in Section 3.11(d) of the Disclosure Schedules, and neither the Company nor any Subsidiary has been notified regarding any pending audit, except as shown in Section 3.11(d) of the Disclosure Schedule.

               (e) Neither the Company nor any Subsidiary is a party to any tax sharing agreement or arrangement, except as set forth in Section 3.11(e) of the Disclosure Schedule.

     3.12  Employee Retirement Income Security Act of 1974.
           -----------------------------------------------

               (a) Section 3.12(a) of the Disclosure Schedule sets forth a list of all Plans and Benefit Arrangements maintained by the Company and any of its Subsidiaries (which for purposes of this Section 3.12 will include any ERISA Affiliate with respect to any Plan subject to Title IV of ERISA). As to all such Plans and Benefit Arrangements, and except as disclosed in such Section 3.12(a) of the Disclosure Schedule:

                    (i) all Plans and Benefit Arrangements comply currently, and have complied in the past, in all material respects both as to form and operation, with their terms and with all Applicable Laws, and neither the Company nor any of its Subsidiaries has received any outstanding notice from any Authority questioning or challenging such compliance,

                    (ii) all necessary governmental approvals for each Plan and Benefit Arrangement have been obtained; the Internal Revenue Service has issued a favorable determination as to the tax qualified status of each Plan intended to comply with section 401(a) of the Code and each amendment thereto, and a recognition of exemption from federal income taxation under Section 501(a) of the Code of each Plan which constitutes a funded welfare plan as defined in Section 3(1) of ERISA; and nothing has occurred since the date of each such determination or recognition that would adversely affect such qualification.

                    (iii) no Plan which is subject to Part 3 of Subtitle B of
                          Title 1 of ERISA or Section 412 of the Code had an accumulated funding deficiency

                           (as defined in Section 302(a)(2) of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recently completed fiscal year of such Plan,

                    (iv) there are no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan for which the Company or any of its Subsidiaries has any liability, nor are any of the assets of any Plan invested in employer securities or employer real property,

                    (v) no Plan is subject to Title IV of ERISA, or if subject, there have been no "reportable events" (as described in Section 4043 of ERISA) as to which there is any material risk of termination of such Plan,

                    (vi) no material liability to the PBGC has been or is expected by the Company to be incurred by the Company or any of its Subsidiaries with respect to any Plan, and there has been no event or condition which presents a material risk of termination of any Plan by the PBGC,

                    (vii) with respect to each Plan subject to Title IV of ERISA, the amount for which Company or any of its Subsidiaries would be liable pursuant to the provisions of Sections 4062, 4063 or 4064 of ERISA would be zero if such Plans terminated on the date of this Agreement,

                    (viii) no notice of intent to terminate a Plan has been
                           filed with, nor has any Plan been terminated pursuant to the provisions of Section 4041 of ERISA,

                    (ix) the PBGC has not instituted proceedings to terminate (or appointed a trustee to administer) a Plan and no event has occurred or condition exists which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any such Plan,

                    (x) no Plan or Benefit Arrangement covers any employee or former employee of the Company or any of its Subsidiaries that could give rise to the payment of any amount that would not be deductible pursuant to the terms of section 280G of the Code,

                    (xi) there are no Claims (other than routine claims for benefits) pending or threatened involving any Plan or Benefit Arrangement or any of the assets thereof,

                    (xii) except as set forth in Section 3.12(a) of the Disclosure Schedule (which entry, if applicable, will indicate the present value of accumulated plan liabilities calculated in a manner consistent with FAS 106 and the actual annual expense for such benefits for each of the last two (2) years) and pursuant to the provisions of COBRA, neither the Company nor any of its Subsidiaries maintains any Plan that provides benefits described in Section 3(1) of ERISA to any former employees or retirees of the Company or any of its Subsidiaries,

                    (xiii) all reports, returns and similar items required to be filed with any Authority or distributed to employees and/or Plan participants in connection with the maintenance or operation of any Plan or Benefit Arrangement have been duly and timely filed and distributed, and there have been no acts or omissions by the Company or any of its Subsidiaries, which have given rise to or may reasonably be expected to give rise to fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 or ERISA or Chapter 43 or section 6039D of the Code for which the Company or any of its Subsidiaries may be liable,

                    (xiv) neither the Company nor any of its Subsidiaries nor any of its respective directors, officers or employees has committed, nor to the best of the Company's knowledge has any other fiduciary committed, any breach of the fiduciary responsibility standards imposed by ERISA that would subject the Company or any of its Subsidiaries or any of its respective directors, officers or employees to liability under ERISA,

                    (xv) to the extent that the most recent balance sheet forming part of the Financial Statements does not include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the Plan years which include the Financing Closing Date, such amounts are set forth in
                           Section 3.12(a) of the Disclosure Schedule,

                    (xvi) the Company has furnished to VIALOG a copy of the three most recently filed annual reports (IRS Form
                           5500) series and accountant's opinion, if applicable, for each Plan (and the three most recent actuarial valuation reports for each Plan, if any, that is subject to Title IV of ERISA), and all information provided by the Company to any actuary in connection with the preparation of any such actuarial valuation report was true, correct and complete in all material respects,

               (b) Neither the Company nor any of its Subsidiaries is or ever has been a party to any Multiemployer Plan or made contributions to any such plan.

               (c) Section 3.12(c) of the Disclosure Schedule sets forth the basis of funding, and the current status of, any past service liability with respect to each Employment Arrangement to which the same is applicable.

     3.13  Absence of Sensitive Payments.  The Company has not, nor has any
           -----------------------------
Subsidiary, or, to the Company's or Principal Stockholder's knowledge, any of its or any Subsidiary's officers, directors, employees or Representatives, (i) made any contributions, payments or gifts to or for the private use of any governmental office, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (ii) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, or (iii) made any payments to any person with the intention or understanding that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment.

     3.14  Inapplicability of Specified Statutes.  Neither the Company nor any
           --------------------------------------
Subsidiary is a "holding company", or a "subsidiary company" or an "affiliate" or a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or an "investment company" or a company "controlled" by or acting on behalf of an "investment company", as defined in the Investment Company Act of 1940, as amended.

     3.15  Authorized and Outstanding Capital Stock.
           ----------------------------------------

               (a) The authorized and outstanding capital stock of the Company is as set forth in Section 3.15(a) of the Disclosure Schedule. All of such outstanding capital stock has been duly authorized and validly issued, is fully paid and non-assessable and is not subject to any preemptive or similar rights. Except as set forth in Section 3.15(a) of the Disclosure Schedule, (i) there is neither outstanding nor has the Company or any Subsidiary agreed to grant or issue any shares of its capital stock or any Option Security or Convertible Security, and (ii) neither the Company nor any Subsidiary is a party to or is bound by any agreement, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any shares of capital stock or any Option Security or Convertible Security. Between the date of this Agreement and the Asset Purchase Closing, the Company will not, and will not permit any Subsidiary to, issue, sell or purchase or agree to issue, sell or purchase any capital stock or any Option Security or Convertible Security of the Company or any Subsidiary. As of the Effective Time, the rights of the holders of all Option Securities and Convertible Securities issued by the Company to exercise or convert such Securities will have been terminated pursuant to the terms thereof.

               (b) All of the outstanding capital stock of the Company is owned by the Stockholders as set forth in Section 3.15(b) of the Disclosure Schedule, and is, to the Company's knowledge, free and clear of all Liens, except as set forth in Section 3.15(b) of the Disclosure Schedule. To the Company's and the Principal Stockholder's knowledge, no Person, and no group of Persons acting in concert, owns as much as five percent (5%) of the Company's outstanding Common Stock, and the Company is not controlled by any other Person, except as set forth in Section 3.15(b) of the Disclosure Schedule.

     3.16  Employment Arrangements.
           -----------------------

               (a) Neither the Company nor any Subsidiary has any obligation or liability, contingent or other, under any Employment Arrangement (whether or not listed in Section 3.12(a) of the Disclosure Schedule), other than those listed or described in Section 3.16(a) of the Disclosure Schedule. Neither the Company nor any Subsidiary is now or during the past five (5) years has been subject to or involved in or, to the Company's knowledge, threatened with any election for the certification of a bargaining representative for any employees, petitions therefor or other organizational activities, including but not limited to voluntary requests for recognition as a bargaining representative, or organizational campaigns of any nature, except as described in Section 3.16(a) of the Disclosure Schedule. None of the employees of the Company or any Subsidiary are now, or during the past five (5) years have been, represented by any labor union or other employee collective bargaining organization. Neither the Company nor any Subsidiary are parties to any labor or other collective bargaining agreement, and there are no pending grievances, disputes or controversies with any union or any other employee collective bargaining organization of such employees, or, to the Company's knowledge, threats of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any union or other such organization. The Company and each Subsidiary have performed all obligations required to be performed under all Employment Arrangements and are not in breach or violation of or in default or arrears under any of the terms, provisions or conditions thereof.

               (b) Except as set forth in Section 3.16(b) of the Disclosure Schedule, no employee will accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Employment Arrangement, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a direct result of the transactions contemplated by this Agreement.

               (c) The Company considers its and each Subsidiary's relationships with employees to be good, and except as set forth in Section 3.16(c) of the Disclosure Schedule, neither the Company nor any Subsidiary has experienced a work slowdown or stoppage due to labor problems. Neither the Company nor any Subsidiary has received notice of any claim that it has failed to comply with any federal or state law, or is the subject of any investigation by any federal or state agency to determine compliance with any federal or state law, relating to the employment of labor, including any provisions relating to wages, hours, collective bargaining, the payment of taxes, discrimination, equal employment opportunity, employment discrimination, worker injury and/or occupational safety, nor to the knowledge of the Company is there any basis for such a claim.

               (d) Neither the Company nor any Subsidiary has conducted, and on or prior to the Financing Closing Date will not conduct, a "plant closing" or "mass layoff" of employees of the Company or any Subsidiary as defined by the Worker Adjustment and Retraining Notification Act of 1988 ("the WARN Act"), 29 U.S.C. 2101-2109 as amended, or discharge, layoff, or reduce the hours of work, of employees in a sufficient number or manner to trigger any state or local law or regulation conditioning or regulating in any manner the discharge, layoff, or reduction in hours of employees or the closing of a facility, plant, workplace, division or department, from the date hereof or through the Financing Closing Date or during the twelve-month period immediately prior thereto. The Company's obligation to terminate all Employment Arrangements on the day of the Asset Purchase Closing (to be effective at the Effective Time) will not constitute a "plant closing" or "mass layoff" pursuant to the WARN Act or otherwise trigger compliance with any state or local law or regulation.

               (e) Except as set forth in Section 3.16(e) of the Disclosure Schedule, there is no accrued vacation, sick days, personal days or other accruals owing any employee of the Company, all of which has been accrued in the ordinary course of the Business and consistent with the past practices of the Company (the "Employee Accruals"). Listed on Section 3.16(e) of the Disclosure Schedule are the Employee Accruals with regard to each Employment Arrangement along with the aggregate of all Employee Accruals payable by the Company.
Section 3.16(e) of the Disclosure Schedule also sets forth the Company's policy as to earning and the subsequent use or forfeiture of Employee Accruals.

     3.17  Material Agreements.
           -------------------

               (a) Listed on Section 3.17(a) of the Disclosure Schedule are all Material Agreements relating to the ownership or operation of the business and property of the Company or any Subsidiary presently held or used by the Company or any Subsidiary or to which the Company or any Subsidiary is a party or to which it or any of its property is subject or bound. True, complete and correct copies of each of the Material Agreements have been furnished by the Company to VIALOG (or true, complete and correct descriptions thereof have been set forth in Section 3.17(a) of the Disclosure Schedule, if any such Material Agreements are oral). All of the Material Agreements are valid, binding and legally enforceable obligations of the parties thereto (except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of the general principles of equity), and the Company or one of its Subsidiaries is validly and lawfully operating its business and owning its property under each of the Material Agreements. The Company and each Subsidiary have duly complied with all of the terms and conditions of each Material Agreement and have not done or performed, or failed to do or perform (and there is no pending or, to the knowledge of the Company, threatened Claim that the Company or any Subsidiary has not complied, done and performed or failed to do and perform) any act the effect of which would be to invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) such Material Agreement or impair the rights or benefits, or increase the costs, of the Company or any Subsidiary, under any of the Material Agreements.

               (b) Each Material Agreement, if any, set forth in Section 3.17(a) of the Disclosure Schedule calling for the delivery of goods or merchandise or the performance of services can be satisfied or performed by the Company or one of its Subsidiaries at margins providing an operating profit, except as set forth in Section 3.17(b) of the Disclosure Schedule.

     3.18  Ordinary Course of Business.
           ---------------------------

               (a) The Company and each Subsidiary, from the earlier of the date of the most recent balance sheet forming part of the Financial Statements or December 31, 1996 to the date of this Agreement, and until the Financing Closing Date, except as may be described on Section 3.18(a) of the Disclosure Schedule or as may be required or permitted expressly by the terms of this Agreement or as may be approved in writing by VIALOG:

                    (i) has operated, and will continue to operate, its business in the normal, usual and customary manner in the ordinary and regular course of business, consistent with prior practice,

                    (ii) has not sold or otherwise disposed of, or contracted to sell or otherwise dispose of, and will not sell or otherwise dispose of or contract to sell or otherwise dispose of, any of its properties or assets, other than in the ordinary course of business,

                    (iii) except in each case in the ordinary course of business or as detailed as transactions not in the ordinary course in the Company's business plan set forth as
                          Section 3.18(a) of the Disclosure Schedule, and except as expressly otherwise contemplated hereby,

                          (A)  has not incurred and will not incur any
                               obligations or liabilities (fixed, contingent or other),

                          (B) has not entered and will not enter into any commitments, and

                          (C) has not canceled and will not cancel any debts or claims,

                    (iv) has not made or committed to make, and will not make or commit to make, any additions to its property or any purchases of machinery or equipment, except for normal maintenance and replacements,

                    (v) has not discharged or satisfied, and will not discharge or satisfy, any Lien and has not paid and will not pay any obligation or liability (absolute or contingent) other than current liabilities or obligations under contracts then existing or thereafter entered into in the ordinary course of business, and commitments under Leases existing on that date or incurred since that date in the ordinary course of business,

                    (vi) except in the ordinary course, has not increased and will not increase the compensation payable or to become payable to any of its directors, officers, employees, advisers, consultants, salesmen or agents or otherwise alter, modify or change the terms of their employment or engagement,

                    (vii) has not suffered any material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority,

                    (viii) has not waived, and will not waive, any rights of
                           material value without fair and adequate consideration,

                    (ix)   has not experienced any work stoppage,

                    (x) has not entered into, amended or terminated and will not enter into, amend or terminate any Lease, Governmental Authorization, Private Authorization, Material Agreement, Employment Arrangement, Contractual Obligation or transaction with any Affiliate, except for terminations in the ordinary course of business in accordance with the terms thereof,

                    (xi) has not amended or terminated and will not amend or terminate, and has kept and will keep in full force and effect including without limitation renewing to the extent the same would otherwise expire or terminate, all insurance policies and coverage,

                    (xii) has not entered into, and will not enter into, any other transaction or series of related transactions which individually or in the aggregate is material to the Company or the Company and its Subsidiaries taken as a whole, except in the ordinary course of business, and

                    (xiii) has not, nor has any affiliate (as defined in Section
                           517.021(1) of the Florida Statutes), transacted business with the government of Cuba or with any person or affiliate located in Cuba.

               (b) From the end of its most recent fiscal year to the date of this Agreement, except as described in Section 3.18(b) of the Disclosure Schedule, neither the Company nor any Subsidiary has, or on or prior to the Financing Closing Date will have, declared, made or paid, or agreed to declare, make or pay, any Distribution.

     3.19  Bank Accounts; Etc.  A true and correct and complete list as of the
           -------------------
date of this Agreement of all banks, trust companies, savings and loan associations and brokerage firms in which the Company or any Subsidiary has an account or a safe deposit box and the names of all

Persons authorized to draw thereon, to have access thereto, or to authorize transactions therein, the names of all Persons, if any, holding powers of attorney from the Company or any Subsidiary and a summary statement as to the terms thereof has been previously delivered to VIALOG.

     3.20 Adverse Restrictions. Neither the Company nor any Subsidiary is a
          --------------------
party to or subject to, nor is any of its property subject to, any Applicable Law, Governmental Authorization, Contractual Obligation, Employment Arrangement, Material Agreement or Private Authorization, or any other obligation or restriction of any kind or character, or any aggregation thereof, which impairs the Company's or any Subsidiary's ability to conduct its business as it is currently being conducted or which could have any Adverse Effect on the Company or the Company and its Subsidiaries taken as a whole, except as set forth in
Section 3.20 of the Disclosure Schedule.

     3.21 Broker or Finder. No Person assisted in or brought about the
          ----------------
negotiation of this Agreement, the Asset Purchase or the subject matter of the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of the Company or the Principal Stockholder.

     3.22 Personal Injury or Property Damage; Warranty Claims; Etc. Except as
          ---------------------------------------------------------
set forth in Section 3.22 of the Disclosure Schedule, neither the Company nor any Subsidiary or any Person acting for or on behalf of the Company or any Subsidiary including without limitation any insurance carrier, has at any time since December 31, 1996, paid, and there is not now pending or, to the knowledge of the Company, threatened any Claim (or any basis for any such Claim) relating to, any damages to any third party for injuries to Persons or damage to property, or for breach of warranty, which, in the case of pending or threatened Claims, if determined Adversely to the Company or any Subsidiary, individually or in the aggregate (taking into account unasserted Claims of similar nature), could have any Adverse Effect on the Company or the Company and its Subsidiaries taken as a whole.

     3.23 Environmental Matters.
          ---------------------

               (a) Except as set forth in Section 3.23(a) of the Disclosure Schedule, the Company and each Subsidiary:

                    (i) is in compliance in all material respects with all Environmental Laws and has not been notified that it is liable or potentially liable, has not received any request for information or other correspondence concerning any site or facility, and is not a "responsible party" or "potentially responsible party" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation Recovery Act of 1976, as amended, or any similar state law,

                    (ii) has not entered into or received any consent decree, compliance order, or administrative order relating to Environmental Requirements,

                    (iii) is not a party in interest or in default under any
                          judgment, order, writ, injunction or decree or any final order relating to Environmental Requirements, and

                    (iv) has obtained all material Governmental Authorizations and Private Authorizations (including without limitation all Environmental Permits) and made all Governmental Filings which are required to be filed by the Company and each Subsidiary for the ownership of its property, facilities and assets and the operation of its businesses under all Environmental Laws, is and at all times since its organization has been in material compliance with the terms and conditions of all such required Governmental and Private Authorizations and all Environmental Requirements, and is not the subject of or, to the Company's knowledge, threatened with any Legal Action involving a demand for damages or any other potential liability with respect to violations or breaches of any Environmental Requirement.

          (b)  Except as set forth in Section 3.23(b) of the Disclosure
Schedule:

                    (i) no spill, disposal, release, burial or placement of Hazardous Materials in the soil, air or water has occurred on any property or facility owned, leased, operated or occupied by the Company or any Subsidiary during the period that such facilities and properties were owned, leased, operated or occupied by it or, to the knowledge of the Company, at any other time or at any other facility or site to which Hazardous Materials from or generated by the Company or any Subsidiary may have been taken at any time in the past,

                    (ii) there has been no spill, disposal, release, burial or placement of Hazardous Materials, in the soil, air or water on any property which could reasonably be expected to result or has resulted in contamination of or beneath any properties or facilities owned, leased, operated or occupied by the Company or any Subsidiary during the period that such facilities and properties were owned, leased, operated or occupied by it (or, to the knowledge of the Company, at any other time), and

                    (iii) no notice has been received by the Company or any
                          Subsidiary and no Lien has arisen on its or any Subsidiary's properties or facilities under Environmental Law.

          (c) Except as set forth in Section 3.23(c) of the Disclosure Schedule, neither the Company nor any Subsidiary has any above-ground or underground tanks on property owned, leased, operated or occupied by it for the storage of Hazardous Materials.

          (d) There has not been, and on or prior to the Financing Closing Date, there will not be, any past or present Events or plans of the Company or any Subsidiary or any of its predecessors, which, individually or in the aggregate, constitute a breach of any Environmental Requirements or which, individually or in the aggregate, may interfere with or prevent continued compliance with all Environmental Requirements, or which, individually or in the aggregate, may give rise to any common law, statutory or other legal liability, or otherwise form the basis of any Claim, assessment or remediation cost, fine, penalty or assessment based on or related to the transportation, transmission, gathering, processing, distribution, use, treatment, storage, disposal or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material with respect to the Company or any Subsidiary or any of its predecessors or its or any of their business, operations or property which could have any Adverse Effect on the Company or the Company and its Subsidiaries taken as a whole.

          (e) Except as set forth in Section 3.23(e) of the Disclosure Schedule, neither the Company nor any Subsidiary has used any Hazardous Materials in the conduct of its business. To the extent that any Hazardous Materials are so set forth, Section 3.23(e) of the Disclosure Schedule also sets forth (i) a description of Hazardous Materials used, (ii) the annual volume of each of the Hazardous Materials used, (iii) the years during which each of the Hazardous Materials used occurred, and (iv) the Persons to whom such Hazardous Materials were transferred and/or transported after such use.

          (f) Section 3.23(f) of the Disclosure Schedule contains a complete and correct description of all Hazardous Materials generated by the Company or any Subsidiary which are not set forth in Section 3.23(e), the approximate annual volumes of each of the Hazardous Materials, and all Persons to whom such Hazardous Materials have been transferred and/or transported.

          (g) No site assessment, audit, study, test or other investigation has been conducted by or on behalf of the Company or any Subsidiary, nor has the Company received any notice from any governmental agency, or financial institution as to environmental matters at any property owned, leased, operated or occupied by the Company or any Subsidiary, except as set forth in Section 3.23(g) of the Disclosure Schedule.

     3.24 Materiality. The matters and items excluded from the representations
          -----------
and warranties set forth in this Article by operation of the materiality exceptions and materiality qualifications contained in such representations and warranties, in the aggregate for all such excluded matters and items, are not and could not reasonably be expected to be Adverse to the Company or the Company and its Subsidiaries taken as a whole.

     3.25 Solvency. As of the execution and delivery of this Agreement, the
          --------
Company and the Company and its Subsidiaries taken as a whole are and, as of the Financing Closing Date, will be solvent.

     3.26 Acquisition of the Entire Business. The Assets to be transferred to
          ----------------------------------
Buyer under this Agreement comprise all the assets necessary for Buyer to conduct the Business as presently conducted by the Company.

     3.27 Compliance with Regulations Relating to Securities Credit. None of the
          ---------------------------------------------------------
borrowings, if any, of the Company were incurred or used for the purpose of purchasing or carrying any security which at the date of its acquisitions was, or any security which now is, margin stock or other margin security within the meaning of Regulations T of the Margin Rules or a "security that is publicly held," within the meaning of the Margin Rules, and the cash portion of the proceeds from the consummation of the Transactions will not be used for the purpose of purchasing or carrying any margin stock or other margin security, or a "security that is publicly held", or any security issued by VIALOG, or in any way which would involve the Company in any violation of the Margin Rules, and neither the Company nor any Subsidiary owns any margin stock or other margin security, or a "security that is publicly held", and neither the Company nor any Subsidiary has any present intention of acquiring any margin stock or other margin security, or any "security that is publicly held".

     3.28 Certain State Statutes Inapplicable. The provisions of applicable
          -----------------------------------
Alabama takeover laws, if any, will not apply to this Agreement, the Asset Purchase or the Transactions.

     3.29 Continuing Representations and Warranties.  Except for those
          -----------------------------------------
representations and warranties which speak as of a specific date, all of the representations and warranties of the Company set forth in this Article will be true and correct in all material respects on the Financing Closing Date with the same force and effect as though made on and as of that date and those, if any, which speak as a specific date will be true and correct in all material respects as of such date.

     3.30 Financing Document.  All information furnished by or on behalf of the
          ------------------
Company or the Principal Stockholder in writing for use in the Financing Document is set forth in Section 3.30 of the Disclosure Schedule and all information relating to the Company in the Prospectus (a copy of which shall be provided by VIALOG to the Company and Principal Stockholder for their review) is true, correct and complete and does not contain any untrue statement of material fact or omit to state any material fact necessary to make such statements, in the light of the circumstances in which they were made, not misleading. In the event any such information, through the occurrence or nonoccurrence of any event or events between the date of this Agreement and the Financing Closing Date, ceases to be true, correct and complete or contains any untrue statement of material fact or omits to state any material fact necessary to make such statements, in the light of the circumstances in which they were made, not misleading, the Company, and the Principal Stockholder upon discovery thereof will provide VIALOG, in writing, sufficient information to correct such untrue statement or omission.

     3.31  Predecessor Status; Etc.  Set forth in Section 3.31 of the Disclosure
           ------------------------
Schedule is a listing of all names of all predecessor companies of the Company and the names of any Entities from which, since December 31, 1991, the Company previously acquired material properties or assets. Except as disclosed in
Section 3.31 of the Disclosure Schedule, the Company has never been a Subsidiary or division of another Entity, nor a part of an acquisition which was later rescinded. None of the Company, the Principal Stockholder or any Subsidiary has ever owned any capital stock of VIALOG nor, except as set forth in Section 3.31 of the Disclosure Schedule, has there been, since December 31, 1991, any sale or spin-off of material assets by the Company or any Subsidiary other than in the ordinary course of business.

                                    ARTICLE
                                       4
                 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF
                           THE PRINCIPAL STOCKHOLDER


     The Principal Stockholder represents, warrants and covenants to, and agrees with, VIALOG as follows:

     4.1  Organization.  The Principal Stockholder is an Entity duly organized,
          ------------
validly existing and in good standing under the laws or its jurisdiction of organization.

     4.2  Power and Authority.  The Principal Stockholder has adequate power and
          -------------------
authority (corporate, partnership, trust or other) and all necessary Governmental Authorizations and Private Authorizations in order to enable it to execute and deliver, and to perform its obligations under, this Agreement and each other Collateral Document executed or required to be executed pursuant hereto or thereto. The execution, delivery and performance of this Agreement and each other Collateral Document executed or required to be executed pursuant hereto or thereto have, to the extent applicable, been duly authorized by all requisite corporate, partnership, trust or other action, including that, if required, of the Principal Stockholder's stockholders.

     4.3  Enforceability. This Agreement has been duly executed and delivered
          --------------
by the Principal Stockholder and constitutes, and each Collateral Document executed or required to be executed by the Principal Stockholder pursuant hereto or thereto when executed and delivered by the Principal Stockholder will constitute legal, valid and binding obligations of the Principal Stockholder, enforceable in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of general principles of equity.

     4.4  Equity Ownership.  The Principal Stockholder owns and has good and
          ----------------
merchantable title to more than 90% of the issued and outstanding common stock of the Company and has the unencumbered right to vote said stock without restriction. The Principal Stockholder owns 100% of the issued and outstanding capital stock of the other Stockholder.

     4.5  No Conflict; Required Filings and Consents.  Neither the execution and
          ------------------------------------------
delivery of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, nor the consummation of the Asset Purchase and the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by the Principal Stockholder:

               (a) will materially conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law on the part of the Principal Stockholder or will conflict with, or result in a material breach or violation of, or constitute a material default in the performance, observance or fulfillment of, or a material default under, or permit the acceleration of any obligation or liability in, or but for any requirements of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of the Principal Stockholder,

               (b) will result in or permit the creation or imposition of any Lien upon any property or asset of such Principal Stockholder used or now contemplated to be used by the Company, or

               (c) will require any Governmental Authorization or Governmental Filing or Private Authorization, except for filing requirements in connection with the Asset Purchase and the Transactions and as the Securities Act or applicable state securities laws may apply to compliance by the Principal Stockholder with the provisions of this Agreement relating to the Financing and pursuant to the HSR Act (if applicable) or as set forth in Section 4.5 of the Disclosure Schedule.

                                    ARTICLE
                                       5
              REPRESENTATIONS AND WARRANTIES OF VIALOG AND BUYER


     VIALOG and Buyer, jointly and severally, represent, warrant and covenant to, and agree with, the Company as follows:

     5.1  Organization and Qualification. VIALOG is a corporation duly
          ------------------------------
incorporated, validly existing and in good standing under the laws of Massachusetts. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

     5.2  Power and Authority. Except for such consents of Authorities as may be
          -------------------
necessary in connection with change-of-control transactions with respect to Governmental Authorities listed in Section 3.1(c) of the Disclosure Schedule, each of VIALOG and Buyer has all requisite power and authority (corporate and other) and has in full force and effect all Governmental Authorizations and Private Authorizations in order to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto and to consummate the Asset Purchase and the Transactions. The execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto have been duly authorized by all requisite corporate or other action. This Agreement has been duly executed and delivered by each of VIALOG and Buyer and constitutes, and each Collateral Document executed or required to be executed pursuant hereto or thereto when executed and delivered by it will constitute, legal, valid and binding obligations of VIALOG and Buyer, respectively, enforceable in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of general principles of equity.

     5.3  No Conflict; Required Filings and Consents. Except for such consents
          ------------------------------------------
of Authorities as may be necessary in connection with change-of-control transactions with respect to Governmental Authorities listed in Section 3.1(c) of the Disclosure Schedule, neither the execution and delivery of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, nor the consummation of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by each of VIALOG and Buyer:

          (a) will conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law on the part of VIALOG or Buyer or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of VIALOG or Buyer, or

          (b) will require any Governmental Authorization or Governmental Filing or Private Authorization, except for filing requirements under Applicable Law in connection with the Asset Purchase and the Transactions and as the Securities Act and applicable state securities laws may apply to compliance by VIALOG with the provisions of this Agreement relating to the Financing and except pursuant to the HSR Act (if applicable).

     5.4  Financing. On the Financing Closing Date VIALOG has or, upon
          ---------
consummation of the Financing, will have sufficient funds or available financing to enable the Buyer to pay the Purchase Price and Noncompetition Payment for the Assets as provided in Sections 2.1 and all fees and expenses related to the Asset Purchase and its obligations in connection with the Financing.

     5.5  Broker and Finder. Except for the Underwriter and as set forth in
          -----------------
Section 5.5 of the Disclosure Schedule, the fees and expenses of which (other than pursuant to the Underwriting Agreement) are solely the responsibility of VIALOG, no Person assisted in or brought about the negotiation of this Agreement or the subject matter of the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of VIALOG or Buyer.

     5.6  Prior Activities of VIALOG or Buyer. Neither VIALOG nor Buyer has
          -----------------------------------
incurred any liabilities or Contractual Obligations, except those incurred in connection with its organization and ordinary course business operations (including Employment Arrangements), the negotiation of this Agreement and the performance of this Agreement and of the Participating Agreements with the Other Participating Companies, the proposed registration of VIALOG Stock under the Securities Act, compliance with the requirements of the HSR Act (if applicable) and the performance of all other Governmental Filings, and the financing of the foregoing. Except as contemplated by the foregoing, neither VIALOG nor Buyer has engaged in any business activities of any type or kind whatsoever, nor entered into any agreements or arrangements with any Person, nor is it subject to or bound by any obligation or undertaking.

     5.7  Capitalization of VIALOG and Buyer. The authorized and outstanding
          ----------------------------------
capital stock of each of VIALOG and Buyer is as set forth in Section 5.7 of the Disclosure Schedule. All of such outstanding capital stock has been duly authorized and validly issued, is fully paid and non-assessable and is not subject to any preemptive or similar rights. All shares of common stock of Buyer held by VIALOG have been duly authorized and validly issued to VIALOG and are fully paid and non-assessable and are not subject to any preemptive or similar rights. As of the date of this Agreement, except for this Agreement, the Participating Agreements, the Underwriting Agreement, and as set forth on
Section 5.7 of the Disclosure Schedule, there are not any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character obligating VIALOG or Buyer to issue any shares of VIALOG Stock or other shares of capital stock of VIALOG or of Buyer, or any other securities convertible into or evidencing the right to subscribe for any such shares. When issued in conjunction with the Asset Purchase, the VIALOG Stock will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

     5.8  Financing Document. The Financing Document and any amendments thereto
          ------------------
will comply when the Financing Document becomes effective in all material respects with the provisions of the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus will not as of the issue date thereof contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this Section 5.8 will not apply to statements or omissions in the Financing Document or the Prospectus based on information relating to the Underwriter furnished to VIALOG in writing by the Underwriter, or based on information relating to any of the Other Participating Companies or its stockholders furnished to VIALOG in writing by such Participating Company or any or its stockholders, or the Company or the Stockholders furnished to VIALOG in writing by the Company or the Principal Stockholder. VIALOG will furnish the Company with a copy of the Financing Document and of each amendment thereto until the Asset Purchase Closing and thereafter will furnish the Principal Stockholder with each amendment thereto and any final Prospectus.

     5.9  Solvency. After the Effective Time, and upon the consummation of the
          --------
Asset Purchase, the Participating Mergers and the Transactions, VIALOG and its subsidiaries, individually and taken as a whole, will be solvent.

     5.10 This Section Intentionally Left Blank.
          -------------------------------------

     5.11 Participating Agreements of Other Participating Companies. Except as
          ---------------------------------------------------------
set forth in Section 5.11 of the Disclosure Schedule or as dictated by the structuring of any transaction with a Participating Company as a merger or sale of stock rather than a sale of assets or as set forth in any employment or noncompetition agreement required to be executed as a condition to closing pursuant to Article 7 of a Participating Agreement, each Participating Agreement entered into among VIALOG, any Subsidiary of VIALOG, and any Other Participating Company contains provisions substantially identical in form and substance to the provisions contained in Articles 3 through 12 of this Agreement, including, without limitation, the representations and warranties, covenants, termination provisions and indemnification provisions contained in those Articles. Except as set forth in Section 5.11 of the Disclosure Schedule or as dictated by the structuring of any transaction with a Participating Company as a merger of sale of stock rather than a sale of assets or as set forth in any employment or noncompetition agreement required to be executed as a condition to closing pursuant to Article 7 of a Participating Agreement, no Participating Agreement contains any material provision which is not contained in substantially identical form in this Agreement.

     5.12 Continuing Representations and Warranties. Except for those
          -----------------------------------------
representations and warranties which speak as a specific date, all of the representations and warranties of VIALOG and the Buyer set forth in this Article will be true and correct in all material respects on the Financing Closing Date with the same force and effect as though made on and as of that date, and those, if any, which speak as of a specific date will be true and correct in all material respects as of such date.


                                    ARTICLE
                                       6
                             ADDITIONAL COVENANTS


     6.1  Access to Information; Confidentiality.
          --------------------------------------

               (a) The Company will afford to VIALOG and the Representatives of VIALOG full access during normal business hours throughout the period prior to the Effective Time to all of its (and its Subsidiaries') properties, books, contracts, commitments and records (including without limitation Tax Returns) and, during such period, will furnish promptly upon request (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of any Applicable Law (including without limitation federal or state securities laws) or filed by any of them with any Authority in connection with the Transactions or which may have a material effect on their respective businesses, operations, properties, prospects, personnel, condition (financial or other), or results of operations, (ii) to the extent not provided for pursuant to the preceding clause, (A) all financial records, ledgers, workpapers and other sources of financial information processed or controlled by the Company or its accountants deemed by the Accountants necessary or useful for the purpose of performing an audit of the Company and the Company and its Subsidiaries taken as a whole and certifying financial statements and financial information and (B) all other information relating to the Company, its

Subsidiaries and Stockholders that VIALOG or its Representatives requires, in either case for inclusion in or in support of the Financing Document, and (iii) such other information concerning any of the foregoing as VIALOG will reasonably request. Subject to the terms and conditions of the Confidentiality Letter (as defined below), which are expressly incorporated in this Agreement by reference for the benefit of the parties hereto, VIALOG will hold and will use commercially reasonable efforts to cause the Representatives of VIALOG to hold, and the Company will hold and will use commercially reasonable efforts to cause the Representatives of the Company to hold, in strict confidence all non-public documents and information furnished (whether prior or subsequent hereto) to VIALOG or to the Company, as the case may be, in connection with the Transactions.

          (b) Subject to the terms and conditions of the Confidentiality Letter, VIALOG and the Company may disclose such information as may be necessary in connection with seeking all Governmental and Private Authorizations or that is required by Applicable Law to be disclosed. In the event that this Agreement is terminated in accordance with its terms, VIALOG and the Company will each promptly redeliver all non-public written material provided pursuant to this Section or any other provision of this Agreement or otherwise in connection with the Asset Purchase and the Transactions and will not retain any copies, extracts or other reproductions in whole or in part of such written material other than one copy thereof which will be delivered to independent counsel for such party.

          (c) The Company and VIALOG acknowledge that the Company and VIALOG executed a Second Confidential Disclosure Agreement dated as of June 30, 1996 (the "Confidentiality Letter"), which separately and as incorporated in this Agreement will remain in full force and effect after and notwithstanding the execution and delivery of this Agreement, and that information obtained from the Company by VIALOG, or its Representatives or by the Company or its Representatives from VIALOG pursuant to Section 6.1(a), the Confidentiality Letter or otherwise will be subject to the provisions of the Confidentiality Letter.

          (d) No investigation pursuant to this Section 6.1 will affect any representation or warranty in this Agreement of any party or any condition to the obligations of the parties.

     6.2  Agreement to Cooperate.
          ----------------------

               (a) Each of the Parties will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Asset Purchase and make effective the Transactions, including using commercially reasonable efforts (i) to prepare and file with the applicable Authorities as promptly as practicable after the execution of this Agreement all requisite applications and amendments thereto, together with related information, data and exhibits, necessary to request issuance of orders approving the Asset Purchase and the Transactions by all such applicable Authorities, each of which must be obtained or become final in order to satisfy the conditions applicable to it set forth in Section 7; (ii) to obtain all necessary or appropriate waivers, consents and approvals, (iii) to effect all necessary registration, filings and submissions (including without limitation the Financing Document, other filings under the Securities Act or the HSR Act and any other submissions requested by the SEC or the Federal Trade Commission or Department of Justice) and (iv) to lift any injunction or other legal bar to the Asset Purchase and the Transactions (and, in such case, to proceed with the Asset Purchase and the Transactions as expeditiously as possible), subject, however, to the requisite votes of the Stockholders. Each of the Parties recognizes that the consummation of the Asset Purchase and the Transactions may be subject to the pre-merger notification requirements of the HSR Act. Each agrees that, to the extent required by Applicable Law to consummate the Asset Purchase, it will file with the Antitrust Division of the Department of Justice and the Federal Trade Commission a Notification and Report Form in a manner so as to constitute substantial compliance with the notification requirements of the HSR Act. Each covenants and agrees to use commercially reasonable efforts to achieve the prompt termination or expiration of any waiting period or any extensions thereof under the HSR Act.

          (b) Each of the Parties agrees to take such actions as may be necessary to obtain any Governmental Authorizations legally required for the consummation of the Asset Purchase and the Transactions, including the making of any Governmental Filings, publications and requests for extensions and waivers.

          (c) The Company will use commercially reasonable efforts on or prior to the Financing Closing Date (i) to obtain the satisfaction of the conditions specified in Sections 7.1 and 7.2; (ii) if requested by VIALOG, to seek the consents (to the extent required) to the assumption by Buyer of all long-term debt of each of the Company and each of its Subsidiaries; and (iii) to attempt to cause those key employees of the Company and its Subsidiaries designated by VIALOG that are not stockholders to execute and deliver non-competition agreements substantially conforming in form and substance to the non-competition agreements currently maintained by VIALOG with its key employees in the form attached as Exhibit 6.2(c). Each of VIALOG and Buyer will use its best efforts
            -------------
on or prior to the Financing Closing Date to obtain the satisfaction of the conditions applicable to it specified in Sections 7.1 and 7.3. The Principal Stockholder will use commercially reasonable efforts to obtain the satisfaction of the conditions applicable to the Principal Stockholder in Section 7.2.

          (d) The Company agrees that, except as set forth in Section 3.19 of the Disclosure Schedule, prior to the Financing Closing Date it will not make or permit to be made any material change affecting any bank, trust company, savings and loan association, brokerage firm or safe deposit box or in the names of the Persons authorized to draw thereon, to have access thereto or to authorize transactions therein or in such powers of attorney, or open any additional accounts or boxes or grant any additional powers of attorney, without in each case obtaining the prior written consent of VIALOG, which consent VIALOG will not unreasonably withhold.

          (e) The Company will take such steps as are necessary and appropriate to obtain, and will promptly obtain, satisfaction and discharge of all Liens set forth in Section 3.15(b) of the Disclosure Schedule.

     6.3  Assignment of Contracts and Rights.  Anything in this Agreement to the
          ----------------------------------
contrary notwithstanding, this Agreement will not constitute an agreement to assign any Claim,

Contractual Obligation, Governmental Authorization, Lease, Private Authorization, commitment, sales, service or purchase order, or any claim, right or benefit arising thereunder or resulting therefrom, if the Asset Purchase or the Transactions would be deemed an attempted assignment thereof without the required consent of a third party thereto and would constitute a breach thereof or in any way affect the rights of VIALOG, Buyer or the Company thereunder. If such consent is not obtained, or if consummation of the Asset Purchase and the Transactions would affect the rights of the Company thereunder so that the Buyer would not in fact receive all such rights, the Company will cooperate with VIALOG in any arrangement designed to provide for the benefits thereof to the Buyer, including subcontracting, sub-licensing or subleasing to the Buyer or enforcement for the benefit of the Buyer of any and all rights of the Company or its Subsidiaries against a third party thereto arising out of the breach or cancellation by such third party or otherwise. Any assumption by the Buyer of the Company's rights thereunder by operation of law in connection with the Asset Purchase which will require the consent or approval of any third party will be made subject to such consent or approval being obtained.

     6.4  Compliance with the Securities Act. Each of VIALOG and the Company
          -----------------------------------
will use its commercially reasonable efforts to cause each executive officer, each director and each other Person who is an "affiliate," as that term is defined in paragraph (a) of Rule 144 under the Securities Act, of the Company, or who will, upon consummation of the Asset Purchase and the Transactions become, an "affiliate" of VIALOG, and the Principal Stockholder of the Company, to deliver to VIALOG on or prior to the Asset Purchase Closing a written agreement (the "Registration Rights Agreement") to the effect that such Person will not offer to sell, sell or otherwise dispose of any shares of VIALOG Stock issued pursuant to the consummation of the Transactions, except, in each case, pursuant to an effective registration statement or in compliance with Rule 144, or in a transaction which, in the opinion of legal counsel for such "affiliates" (such legal counsel to be satisfactory to legal counsel for VIALOG), as set forth in a written opinion satisfactory in form, scope and substance to the legal counsel of VIALOG, is exempt from registration under the Securities Act and applicable state securities laws. The Registration Rights Agreement shall be substantially in the form of Exhibit 6.4. Notwithstanding anything to the
                             -----------
contrary in this Agreement, VIALOG will have no obligation under the Registration Rights Agreement or otherwise to register under the Securities Act or any applicable state securities laws, or otherwise to facilitate the transfer of, shares of VIALOG Stock received by any such Person who fails to execute the Registration Rights Agreement as provided herein, and such Person will forfeit all "demand registration" and other rights provided for in the Registration Rights Agreement and all "piggyback" rights provided for in the Registration Rights Agreement.

     6.5  Conduct of Business.
          -------------------

               (a) Prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated, the Company and its Subsidiaries will (i) use their best efforts to preserve intact their respective business organizations and good will, keep available the services of their respective officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with them, (ii) confer on a regular and frequent basis with one or more representatives of VIALOG to report operational matters of Materiality and the general status of ongoing operations, and (iii) notify VIALOG of any emergency or other change in the normal course of their business and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be Material to the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

          (b) Except as set forth in Schedule 6.5(b) (or Section 6.5(b) of the Disclosure Schedule, as the case may be) or with the written permission of VIALOG, the Company agrees further that the Company (i) will not make, declare or pay any dividends or other distributions on its shares or the stock of the Company's Subsidiaries or redeem or repurchase or otherwise acquire any such shares (except cancellation of options and warrants as required in this Agreement), (ii) will not enter into or terminate any Employment Arrangement with any director or officer, (iii) will not incur any obligation or liability (absolute or contingent), except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business (iv) will not discharge or satisfy any Lien or Encumbrance or pay any obligation or liability (absolute or contingent) other than current liabilities shown on its Financial Statements, and current liabilities incurred since those dates in the ordinary course of business, (v) will not mortgage, pledge, create a security interest in, or subject to Lien or other Encumbrance any of its assets, tangible or intangible, (vi) will not sell or transfer any of its tangible assets or cancel any debts or claims except in each case in the ordinary course of business,
(vii) will not sell, assign, or transfer any trademark, trade name, patent, or other Intangible Asset, (viii) will not waive any right of any substantial value, (ix) will not make any material change in the tax procedures or practices followed by the Company or any of its Subsidiaries, (x) will not make any change in credit terms offered by the Company or any of its Subsidiaries, (xi) will not make any capital expenditure or Material Commitment for any additions or improvements to its or any of its Subsidiary's property, plant or equipment,
(xii) will not amend its capitalization, or issue any stocks, bonds or other securities, except that the Company may issue shares pursuant to outstanding Option Securities and Convertible Securities, (xiii) will not enter into, modify or extend, or promise any bonus or incentive compensation program that was not in place prior to June 1, 1996 and (xiv) will otherwise conduct its operation and the operations of its Subsidiaries according to their ordinary and usual course of business.

     6.6  No Solicitation. The Company will not, nor will it permit any
          ---------------
Subsidiary, or any of the Company's or any Subsidiary's Representatives (including, without limitation, any investment banker, attorney or accountant retained by it) to, initiate or solicit, directly or indirectly, any inquires or the making of any proposal with respect to an Other Transaction, engage in negotiations concerning, or provide to any other person any information or data relating to it or any Subsidiary for the purposes of, or otherwise cooperate in any way with or assist or participate in the making of any proposal which constitutes, or may reasonably be expected to lead to, a proposal to seek or effect an Other Transaction, or agree to or endorse any Other Transaction. Nothing contained in this Section will prohibit the Company or its Board of Directors from making any disclosure to Stockholders that, in the reasonable judgment of its Board of Directors in accordance with, and based upon the written advice of outside counsel, is required under Applicable Law. The Company will promptly advise VIALOG of, and communicate the material terms of, any proposal it may receive, or any inquires it receives which may reasonably be expected to lead to such a proposal relating to an Other Transaction, and the identity of the Person making it. The Company will further advise VIALOG of the status and changes in the material terms of any such proposal or inquiry (or any amendment to any of them). During the term of this Agreement, the Company will not enter into any agreement oral or written, and whether or not legally binding, with any Person that provides for an Other Transaction, or affects any other obligation of the Company under this Agreement.

     6.7  Directors' and Officers' Indemnification and Insurance.
          ------------------------------------------------------

               (a) From and after the Effective Time, the Buyer will indemnify, defend and hold harmless the present and former officers and directors of the Company for all amounts incurred by the Company as a result of the Buyer's failure to pay the Assumed Liabilities when due.

               (b) This Section 6.7 is intended to be for the benefit of, and will be enforceable by, the former officers and directors of the Company, their heirs and personal representatives and will be binding on the Buyer and its respective successors and assigns.

               (c) VIALOG will apply for directors and officers insurance in the amount of $2,000,000 for the benefit of the directors and officers of VIALOG and the Buyer.

     6.8  Notification of Certain Matters. The Company and the Principal
          -------------------------------
Stockholder will give prompt notice to VIALOG, and VIALOG will give prompt notice to the Company and the Principal Stockholder, of (a) the occurrence or non-occurrence of any Event the occurrence or non-occurrence of which would be likely to cause in any material respect (i) any representation or warranty of the Company, the Principal Stockholder or VIALOG, as the case may be, contained in this Agreement to be untrue or inaccurate, or (ii) in the case of the Company or the Principal Stockholder, any change to be made in the Disclosure Schedule and (b) any failure of the Company, the Principal Stockholder or VIALOG, as the case may be, to comply with or satisfy, or be able to comply with or satisfy, any material covenant, condition or agreement to be complied with or satisfied by it under this Agreement. The delivery of any notice pursuant to this Section
6.8 will not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

     6.9  Public Announcements.  Until the earlier of the Effective Time or the
          --------------------
termination of this Agreement, the Company and the Principal Stockholder will consult with VIALOG before issuing any press release or otherwise making any public statements with respect to this Agreement, the Asset Purchase or any Transaction (including the Participating Mergers or the termination of this Agreement in such event) and will not issue any such press release or make any such public statement without the prior consent of VIALOG and the written advice of legal counsel to VIALOG that such press release or such public statement will not affect the issuance of VIALOG securities under the Securities Act. The Company and the Principal Stockholder acknowledge and agree that VIALOG may, without the prior consent of the Company and the Principal Stockholder, issue such press release or make such public statement as may be required by Applicable Law or any listing agreement or arrangement to which VIALOG is a party with a national securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System, or as recommended by outside counsel. VIALOG will exercise commercially reasonable efforts to furnish the Company and the Principal Stockholder a copy of any press release relating to Other Participating Companies prior to its publication and will furnish a copy of any such press release so issued as soon as practicable after its publication, but any failure on VIALOG's part to do so will not be deemed a breach of or default under this Agreement. VIALOG will furnish the Company with a copy of any press release or public information of VIALOG, at a reasonable time prior to its release for publication.

     6.10 Conveyance Taxes.  The Parties will cooperate with one another in the
          ----------------
preparation, execution and filing of all Returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the Transactions that are required or permitted to be filed on or before the Effective Time.

     6.11 Obligations of VIALOG.  VIALOG agrees to take all action necessary to
          ---------------------
cause the Buyer to perform after the Effective Time its obligations under this Agreement and will use commercially reasonable efforts to consummate the Asset Purchase on the terms and conditions set forth in this Agreement.

     6.12 Employee Benefits; Severance Policy.  VIALOG will cause the Buyer to
          -----------------------------------
implement as of the Asset Purchase Closing and to continue through its fiscal year ending December 31, 1997:

            (a) employee incentive compensation and fringe benefits that are substantially equivalent to those provided to employees of the Company and its Subsidiaries as in effect on the date of this Agreement, subject to the right of VIALOG and the Buyer to amend or terminate such programs in accordance with their terms, provided that after any such amendment or termination the resulting programs are substantially equivalent to the existing programs, and

            (b) employee severance pay and benefits that are substantially equivalent to the applicable severance programs of the Company and its Subsidiaries as in effect on the date hereof, subject to the right of VIALOG and the Buyer to amend or terminate such programs in accordance with their terms, provided that after any such amendment or termination, the resulting programs continue are substantially equivalent to the existing programs.

Notwithstanding the foregoing, as soon as convenient after such period, the Buyer may, in its sole discretion, substitute employee compensation, benefit and severance programs for those of the Company as are consistent with the programs provided to VIALOG's employees and the employees of VIALOG's Subsidiaries.

     6.13 Certain Actions Concerning Business Combinations.
          ------------------------------------------------

            (a) Neither the Principal Stockholder nor any Representative thereof will, during the period commencing on the date hereof and ending with the earlier to occur of the Asset Purchase Closing or the termination of this Agreement in accordance with its terms, directly or indirectly (i) solicit or initiate the submission of proposals or offers from any Person or, (ii) participate in any negotiations pertaining to, or (iii) furnish any information to any Person other than VIALOG relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or a merger, consolidation or business combination of the Company or any Subsidiary (other than the Asset Purchase).

            (b) The Company and the Principal Stockholder will not apply, and will not take any action resulting in the application of, or otherwise elect to apply, the provisions of applicable Alabama takeover laws, if any, with respect to or as a result of the Asset Purchase or the Transactions.

     6.14 Maintenance of Corporate Existence.  Subsequent to the Effective Time
          ----------------------------------
the Company will and the Principal Stockholder will cause the Company to maintain its corporate existence and good standing until (a) all of the Escrowed Funds have been paid to the Company; and (b) all of the Identified Legal Actions have been settled or finally adjudicated.

     6.15 Tax Returns.  The Principal Stockholder will cause all Tax Returns of
          -----------
the Company and its Subsidiaries with respect to taxable periods ending on or before the Effective Time to be prepared and filed in a manner consistent with past practices of the Company. At least thirty days before the due date (including any extensions) for any such Tax Returns, the Principal Stockholder or the Company will provide drafts of such Tax Returns to VIALOG for its review and comment (which reasonable comments will be incorporated into the final Tax Returns), and VIALOG will cooperate with the Principal Stockholder and provide the Principal Stockholder with access to any books and records reasonably necessary for their preparation of such draft Tax Returns.

     6.16 Noncompetition.  On or before the Asset Purchase Closing, the Company
          --------------
and the Principal Stockholder will execute and deliver to VIALOG the noncompetition agreement contemplated by Section 7.2(d) to be effective as of the Financing Closing Date. From and after the Financing Closing Date, neither the Company nor the Principal Stockholder will compete with VIALOG or any of its Subsidiaries except to the extent not prohibited by Exhibit 7.2(d).
                                                    ---------------

     6.17 Distributions, Liabilities, Etc.
          --------------------------------

            (a) The Company and VIALOG acknowledge and agree that the Company contemplates that (i) prior to the Asset Purchase Closing it will make certain Distributions to the Stockholders, employees of and consultants to the Company,
(ii) no later than Asset Purchase Closing, it will cause certain Liens to be discharged in their entirety (with financing statement terminations properly recorded), and (iii) as of Asset Purchase Closing, it will indemnify VIALOG for all Retained Liabilities. Schedule 6.17 (or Section 6.17 of the Disclosure Schedule, as the case may be) lists each such Distribution and Lien;

            (b)  The Company agrees that Distributions not permitted pursuant to
Section 3.18 will be made by the Company only to the extent provided in Schedule
6.17 (or Section 6.17 of the Disclosure Schedule, as the case may be);

            (c) Although the Company may distribute some or all of the Purchase Price solely to the Principal Stockholder and the Principal Stockholder may further distribute the same to its wholly owned subsidiaries, the Principal Stockholder agrees not to otherwise distribute to its stockholders any portion of the Purchase Price until (i) all of the Escrowed Funds have been paid to the Company; and (ii) all of the Identified Legal Actions have been settled or finally adjudicated; and

            (d) The Company further agrees that, notwithstanding anything to the contrary in Section 10.1, it will indemnify VIALOG and Buyer against all Claims and Expenses incurred by VIALOG and Buyer (or either of them) by virtue of any failure on the Company's part to secure the discharges from Liens contemplated by Schedule 6.17 or any damage or harm attributable to a Retained Liability to be indemnified against hereunder.

     6.18 Release from Guarantees.  On or prior to the Financing Closing Date,
          -----------------------
VIALOG will either obtain releases of the guarantees of the Stockholders of the Assumed Liabilities or discharge or arrange for the discharge of such Assumed Liabilities. VIALOG will either obtain releases of the guarantees of the Stockholders of Contractual Obligations assumed by Buyer and which extend beyond the Financing Closing Date or indemnify and hold the Stockholders harmless from such guarantees.

     6.19 No Significant Changes  VIALOG agrees that there will be no
          ----------------------
"significant change" (as defined below) in the conduct of the business of the Company for a period of two years after the Financing Closing Date without the approval of the Principal Stockholder. "Significant change" means, a physical merging of the Company's operations with another operation, any change in the position of those employees who receive employment agreements pursuant to
Section 7.2(s), or a reduction in force or the termination of any employee except as related to employee performance or the contemplated reorganization of the combined sales/marketing staff or the accounting function.

     6.20 Financing Document.
          ------------------

            (a) The Company and the Principal Stockholder will furnish to VIALOG all necessary information concerning the Company and the Principal Stockholder for VIALOG to prepare the Financing Document.

            (b) The Company and the Principal Stockholder have reviewed or have had reviewed on their behalf, and will be familiar with the information concerning the Company and the Stockholders (or any of them) in the Prospectus which will be furnished to them by VIALOG for their review and will have no knowledge of any material fact, condition or information concerning the Company and the Stockholders misstated or not disclosed in such Prospectus.

            (c) VIALOG agrees to use its best efforts to prepare the Financing Document prior to October 30, 1997 and furnish to the Company and the Principal Stockholder a copy of information concerning the Company and the Stockholders included therein and each amendment thereto two business days prior to use thereof.

     6.21 Self Dealing.  VIALOG agrees that it will not and will not allow any
          ------------
Subsidiary to enter into contracts and business arrangements with Persons and Entities owned in whole or in part by officers and directors of VIALOG or any Subsidiary except on an arms length basis and with the approval of the VIALOG Board of Directors.

                                    ARTICLE
                                       7
                              CLOSING CONDITIONS


     7.1  Conditions to Obligations of Each Party to Effect the Asset Purchase.
          --------------------------------------------------------------------
The respective obligations of each Party to effect the Asset Purchase will be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

            (a) This Agreement, the Asset Purchase and the Transactions shall have been approved and adopted in accordance with the BCA by the affirmative vote, or to the extent permitted by Applicable Law, by written consent, of the Stockholders holding at least the minimum number of shares of the Company stock then issued and outstanding as are required by Applicable Law and the Company's Organizational Documents for such approval and adoption,

            (b) No proceeding before any Authority or Claim by any Person shall be pending, challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Asset Purchase or the Financing, or seeking material damages or imposing any Adverse conditions in connection therewith,

            (c) All authorizations, consents, waivers, orders or approvals required to be obtained, and all filings, submissions, registrations, notices or declarations required to be made, by VIALOG or Buyer and the Company prior to the consummation of the Asset Purchase and the Transactions shall have been obtained from, and made with, all required Authorities, except for such authorizations, consents, waivers, orders, approvals, filings, registrations, notices or declarations the failure to obtain or make would not, assuming consummation of the Asset Purchase, have an Adverse Effect on the Company and the Company and its Subsidiaries taken as a whole,

            (d) (i) The Financing Document shall contain no untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the securities of VIALOG offered in the Financing shall have been sold and purchased subject only to consummation of the Asset Purchase, the Participating Mergers and the Transactions, (iii) every condition to closing the Financing (except as provided in clause (iv) immediately succeeding) shall have been satisfied or properly waived and (iv) release of the closing documents relating to the Financing and distribution of the proceeds of the sale of the securities of VIALOG sold and purchased in the Financing shall have been unconditionally authorized by the Underwriter upon consummation of the Asset Purchase and the Participating Mergers,

            (e)  This subsection intentionally left blank,
                 ----------------------------------------

            (f) Subject to such material amendments, if any, as shall be proposed prior to the Asset Purchase Closing by VIALOG to be effective immediately after the Asset Purchase Closing, and to the extent reasonably satisfactory to the Company and the Other Participating Companies, the VIALOG stock option plan described in the Registration Statement shall have been approved and adopted by all action (corporate and other) required for implementation thereof,

            (g)  This subsection intentionally left blank, and
                 ----------------------------------------

            (h) The Buyer shall have entered into an amendment with the Principal Stockholder of that certain lease for the property located at 1500 Hunter Loop Road, Montgomery, Alabama which amendment shall, among other things,
(i) allow Buyer to terminate the lease upon sixty (60) days notice, and (ii) allow the Principal Stockholder and its Subsidiaries to locate telephone switching equipment and related fiberoptic cable termination in an area not to exceed one hundred square feet for so long as Buyer occupies the facility but at the sole risk of Principal Stockholder and its Subsidiaries.

     7.2  Conditions to Obligations of VIALOG and Buyer.  The obligations of
          ---------------------------------------------
VIALOG and Buyer to effect the Asset Purchase will be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

            (a) The Company shall have complied in all material respects with its agreements contained in this Agreement, the certificates to be furnished to VIALOG pursuant to this Section shall be true, correct and complete, all Collateral Documents shall be reasonably satisfactory in form, scope and substance to VIALOG and its counsel, and VIALOG and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers,

            (b) The Company shall have furnished VIALOG and the Underwriters with the favorable opinion, dated the Financing Closing Date of Kaufman & Rothfeder, which may contain limitations and qualifications as to scope and law and rely on certifications as to facts of officers of the Company and public officials as are reasonable and customary to opinions delivered in the type of business transactions covered by this Agreement, that shall address the following:

                 (i) Due organization, valid existence and good standing of the Stockholders, the Company and each Subsidiary of the Company, together with an opinion as to foreign qualifications,

                (ii) Requisite corporate power and authority and all, to such counsel's knowledge, necessary Governmental Authorizations for the Company and each Subsidiary to own, lease and operate its properties and to carry on its business as it is now being conducted,

               (iii) In respect of the Company and each Subsidiary, the number of shares of capital stock or other voting securities authorized, issued, reserved for issuance or outstanding as of the date of this Agreement and the Effective Time and number of Option Securities and amount of Convertible Securities outstanding as of such dates,

                (iv) Due authorization, valid issuance, full payment and non-assessability of outstanding shares of capital stock of the Company and each Subsidiary and (upon issuance on the terms and conditions specified in the Option Securities and Convertible Securities pursuant to which they are issuable) all shares of such capital stock subject to issuance and absence of preemptive rights with respect thereto,

                 (v) To the knowledge of counsel, (A) there are not Contractual Obligations to repurchase, redeem or otherwise acquire any shares of Company stock or any stock of any Subsidiary, or any Option Securities and Convertible Securities, (B) the Asset Purchase will not cause an acceleration of the exercise or vesting schedule of any Option Securities and Convertible Securities and (C) all outstanding shares of stock of each Subsidiary are owned by the Company or by another Subsidiary, free and clear of any Lien (except as set forth in Section 3.1(d) of the Disclosure Schedule),

                (vi) Corporate power and authority of the Company and the Principal Stockholder to execute and deliver the Agreement and all Collateral Documents executed or required to be executed pursuant thereto or to consummate the Asset Purchase, to perform their obligations thereunder and to consummate the Asset Purchase,

               (vii) Due and valid authorization by the Company and the Principal Stockholder by all necessary corporate (and other) action of the execution, delivery and performance of the Agreement and all Collateral Documents executed or required to be executed pursuant thereto or to consummate the Asset Purchase and the consummation by the Company of the Asset Purchase,

              (viii) Due authorization and valid execution and delivery by, and enforceability against, the Company and the Principal Stockholder of the Agreement and all Collateral Documents executed or required to be executed pursuant hereto or thereto or to consummate the Asset Purchase and the Transactions except (A) as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors and as the same may be subject to the effect of general principles of equity and (B) that no opinion need be expressed as to the enforceability of indemnification and noncompetition provisions included herein,

                (ix) The execution and delivery of the Agreement and all Collateral Documents executed or required to be executed pursuant thereto or to consummate the Asset Purchase by the Company and the Principal Stockholder do not, and the performance of the Agreement and all Collateral Documents executed or required to be executed pursuant thereto or to consummate the Asset Purchase and the consummation of the Transactions by the Company and the Principal Stockholder will not, (i) conflict with or violate the Organizational Documents of the Company, the Principal Stockholder or any Subsidiary, (ii) conflict with or violate any Applicable Law, or (iii) to counsel's knowledge, constitute a breach or default under, or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a Lien on any property or asset of the Company, the Principal Stockholder or any Subsidiary pursuant to, any Material Agreement to which the Company, the Principal Stockholder or any Subsidiary is a party or by which the Company, the Principal Stockholder or any Subsidiary or any property or asset of the Company, the Principal Stockholder or any Subsidiary is bound or affected,

                 (x) No consents from or filings with any Governmental Authority (other than filings under the HSR Act), if applicable are required for the execution and delivery of the Agreement by the Company and the performance of the Agreement and all Collateral Documents executed or required to be executed pursuant thereto or to consummate the Asset Purchase and the consummation of the Asset Purchase by the Company,

                (xi) Required filings with the Secretary of State of Alabama have been made,

               (xii) To the knowledge of counsel, absence of pending or threatened material Legal Action,

              (xiii)  Nonapplicability of Alabama takeover laws, and

               (xiv) such other customary matters concerning the Stockholders in connection with the Financing as may reasonably be requested by the Underwriter or its counsel.

            (c) No Legal Action or other Claim shall be pending or threatened at any time prior to or on the Financing Closing Date before or by any Authority or by any other Person seeking to restrain or prohibit, or damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the Asset Purchase and the Transactions or which might in the reasonable judgment of VIALOG have any Adverse Effect on the Company or the Company and its Subsidiaries taken as a whole or, assuming consummation of the Asset Purchase and the Participating Mergers, VIALOG and its Subsidiaries taken as a whole,

            (d) The Company, the Principal Stockholder and other Persons listed on Schedule 7.2(d) (or Section 7.2(d) of the Disclosure Schedule, as the case may be) shall have executed and delivered to VIALOG a noncompetition agreement, substantially in the form of Exhibit 7.2(d),
                             ---------------

            (e) The representations, warranties, covenants and agreements of the Company and the Principal Stockholder contained in this Agreement or otherwise made in writing by it or on its behalf pursuant to this Agreement or otherwise made in connection with the Asset Purchase and the Transactions shall be true and correct in all material respects at and as of the Financing Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct in all material respects as of such date and on the Financing Closing Date, each and all of the agreements and conditions to be performed or satisfied by the Company or the Principal Stockholder under this Agreement at or prior to the Financing Closing Date shall have been duly performed or satisfied in all material respects, and the Company shall have furnished VIALOG with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as VIALOG shall have reasonably requested,

            (f) VIALOG shall have received from its Accountants, a certificate or letter, dated the Financing Closing Date, to the effect that, on the basis of a limited review in accordance with the standards for such reviews promulgated by the American Institute of Certified Public Accountants as outlined in Statement of Standards of Accounting and Review Services No. 1, they have no reason to believe that the unaudited financial statements set forth in the Financing Document were not prepared in accordance with GAAP and practices consistent with those followed in the preparation of the audited financial statements audited by the Accountants as contemplated by Section 6.1(a), or that any material modifications of such unaudited financial statements are required for a fair presentation of the financial position or results of operations or changes in financial position of the Company or that during the period from the last day covered by the most recent financial statements set forth in the Financing

Document prepared by the Accountants as contemplated by Section 6.1(a) to a date not more than five (5) days prior to the Financing Closing Date, there has been any Adverse Change in the financial position or results of the operations of the Company or the Company and its Subsidiaries taken as a whole which is not described in the Financing Document.

            (g) All actions taken by the Stockholders to approve and adopt this Agreement, the Asset Purchase and the Transactions shall comply in all respects with and shall be legal, valid, binding, enforceable and effective under the Law of the jurisdiction of incorporation of the Company, its Organizational Documents and all Material Agreements to which it or any of its Subsidiaries is a party or by which it or any of them or any of its or any of their property or assets is bound,

            (h) The Company shall have obtained consents to the assignment and continuation of all Material Agreements being assumed by Buyer and described in
Section 7.2(h) of the Disclosure Schedule (the "Assumed Material Agreements") which, in the reasonable judgment of VIALOG or its counsel, require such consents, including appropriate binders or consents as to policies of insurance to be assigned to VIALOG or the Buyer under this Agreement. The Company shall have obtained satisfaction and discharge of all Liens set forth in Section 3.15(b) of the Disclosure Schedule, and shall have obtained, on terms and conditions reasonably satisfactory to VIALOG, all Governmental Authorizations and Private Authorizations, and all modifications of Contractual Obligations relating to Indebtedness, which VIALOG deems, reasonably necessary or desirable in order to own and operate the Assets and conduct the Business, substantially on the basis heretofore owned, operated and conducted by the Company and proposed to be owned, operated and conducted by VIALOG,

            (i) Between the date of this Agreement and the Financing Closing Date, there shall not have occurred and be continuing any Adverse Change affecting the Company or the Company and its Subsidiaries taken as a whole from the condition thereof (financial and other) reflected in the Financial Statements or in the audited financial statements prepared by the Accountants as contemplated by Section 6.1(a) or in the most recent financial statements set forth in the Financing Document,

            (j) The filing and waiting period requirements (if applicable) under the HSR Act relating to the consummation of the Asset Purchase and the Participating Mergers shall have been complied with,

            (k) No Law shall have been enacted or made by or on behalf of any Authority nor shall any legislation have been introduced and favorably reported for passage to either House of Congress by any committee, nor shall any Legal Action by any Authority have been commenced or threatened, nor shall any decision, order or other action of any Authority have been rendered or taken, which in VIALOG's reasonable judgment, could have any Adverse Effect on the Company or the Company and its Subsidiaries taken as a whole, or could restrain, prevent or change the Asset Purchase or the Transactions or Adversely Affect the ability of the Principal Stockholder to perform its obligations under this Agreement, or Adversely Affect the ability of VIALOG to continue to own, operate and conduct the business of the Buyer, substantially on the basis heretofore owned, operated and conducted by the Company and as proposed to be owned, operated and conducted by the Buyer,

            (l) VIALOG shall have received copies of any environmental audits the Company has received in respect of all real property owned or leased by the Company or any of its Subsidiaries. VIALOG in its sole discretion and at its sole expense may engage an independent environmental engineer to perform such audits and the results thereof shall not be materially inconsistent with the representations and warranties set forth in Section 3.23,

            (m) The Company shall have terminated all Employment Arrangements as of the close of business on the day of the Asset Purchase Closing (to be effective at the Effective Time) and the Buyer shall have hired substantially all of said employees effective as of the Effective Time.

            (n) The Principal Stockholder and the officers and directors of the Principal Stockholder shall have delivered to VIALOG an agreement, substantially in the form of Exhibit 7.2(n), dated the Financing Closing Date, releasing the
               ---------------
Company and its Subsidiaries from any and all Claims against them (other than Claims arising from the Principal Stockholder or its officers and directors having acted as a director or officer of the Company or such Subsidiary as contemplated by Section 6.7),

            (o) The Company shall have delivered to Buyer an amendment to its Certificate of Incorporation changing the name of the Company to a name acceptable to Buyer and dissimilar to "Call Points, Inc." which amendment shall be in form for filing with the Delaware Secretary of State.

            (p) The Company shall not have suffered any material damage, destruction or loss (whether or not covered by insurance) or any material acquisition or taking of property by any Authority, nor shall it have experienced any material work stoppage,

            (q) The Registration Rights Agreement shall have been executed and delivered by the Stockholders and the Executive Officers and Principal Stockholders of VIALOG,

            (r) The representations, warranties, covenants and agreements of the Principal Stockholder contained in this Agreement or otherwise made in writing by or on behalf of the Principal Stockholder pursuant to this Agreement or otherwise made in connection with the Asset Purchase and the Transactions shall be true and correct in all material respects at and as of the Financing Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct in all material respects as of such date and on the Financing Closing Date. Each and all of the agreements and conditions to be performed or satisfied by the Principal Stockholder under this Agreement at or prior to the Financing Closing Date, including without limitation the provisions set forth in
Section 6.20, shall have been duly performed or satisfied in all material respects, and the Principal Stockholder shall have furnished VIALOG with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as VIALOG or its counsel shall have reasonably requested,

            (s) The individuals listed on Schedule 7.2(s) (or Section 7.2(s) of the Disclosure Schedule, as the case may be) shall have executed and delivered to VIALOG an Employment Arrangement substantially in the form of Exhibit 7.2(s) which shall provide for an annual salary equal to 110% of the annual salary paid to said individuals by the Company as of April 30, 1996 and otherwise reasonably satisfactory to VIALOG and its counsel,

            (t) Buyer shall have received satisfactory evidence of the termination of that certain Royalty/Noncompete Agreement dated November 14, 1991 among the Company, Lincoln Telecommunications Company, Consolidated Communications, Inc. and Rock Hill Telephone Company,

            (u)  This Section Intentionally Left Blank.
                 -------------------------------------

            (v) Buyer shall have entered into an agreement with Union Springs Telephone Company, Inc. which memorializes the current oral arrangement whereby Union Springs Telephone Company provides business telephone lines to the Company. Said agreement shall, among other things (A) maintain the existing rate structure, (B) require sixty (60) days written notice prior to termination by either party, and (C) require Buyer to keep at Union Springs the two bridges owned by the Company and currently located at Union Springs.

     7.3  Conditions to Obligations of the Company.  The obligations of the
          ----------------------------------------
Company and the Principal Stockholder to effect the Asset Purchase will be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part to the extent permitted by Applicable Law:

            (a) VIALOG shall have furnished the Company and the Principal Stockholder with the favorable opinion dated the Financing Closing Date of Mirick, O'Connell, DeMallie & Lougee, llp, counsel to VIALOG and Buyer, which may contain limitations and qualifications as to scope and law and rely on certifications as to facts of officers of VIALOG and Buyer and public officials as are reasonable and customary to opinions delivered in the type of business transactions covering this Agreement, addressing the following:

                 (i) Due organization, valid existence and good standing of VIALOG and Buyer,

                (ii) Due authorization and valid execution and delivery by, and enforceability against VIALOG and Buyer of the Agreement except (A) as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors and as the same may be subject to the effect of general principles of equity and (B) that no opinion need be expressed as to the enforceability of indemnification provisions,

               (iii) The execution and delivery of the Agreement by VIALOG and all Collateral Documents executed or required to be executed pursuant thereto or to consummate the Asset Purchase by it does not, and the performance of the Agreement and all Collateral Documents executed or required to be executed pursuant thereto or to consummate the Asset Purchase and the consummation of the Asset Purchase by it will not, (A) conflict with or violate the Organizational Documents of VIALOG, (B) conflict with or violate any Applicable Law, or (C) to counsel's knowledge, constitute a default under, or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a Lien on any property or assets of VIALOG pursuant to, any Material Agreement to which it is a party or by which it or any property or asset of it is bound or affected,

                (iv) No consents from or filings with any Governmental Authority (other than filings under the HSR Act, if applicable are required for the execution and delivery of the Agreement by VIALOG and the performance of the Agreement and all Collateral Documents executed or required to be executed pursuant thereto or to consummate the Asset Purchase and the consummation of the Asset Purchase by them, and

                 (v) The required filings with the Delaware Secretary of State to change the Certificate of Incorporation as provided in
                      Section 1.7 shall have been made.

            (b) Each of VIALOG and Buyer shall have complied in all material respects with its agreements contained in this Agreement, and the certificates to be furnished to the Company pursuant to this Section shall be true, correct and complete. All Collateral Documents shall be reasonably satisfactory in form, scope and substance to the Company and its counsel, and the Company and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers,

            (c) The representations, warranties, covenants and agreements of each of VIALOG and Buyer contained in this Agreement or otherwise made in writing by it or on its behalf pursuant to this Agreement or otherwise made in connection with the Asset Purchase and the Transactions shall be true and correct in all material respects at and as of the Financing Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct in all material respects as of such date and on the Financing Closing Date; each and all of the agreements and conditions to be performed or satisfied by each of VIALOG and Buyer under this Agreement at or prior to the Financing Closing Date shall have been duly performed or satisfied in all material respects; and each of VIALOG and Buyer shall have furnished the Company with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as the Company shall have reasonably requested,

            (d) If executed and delivered to VIALOG by the Asset Purchase Closing, the employment agreements contemplated by Section 7.2(s) and for those persons listed on Schedule 7.2(s) (or Section 7.2(s) of the Disclosure Schedule, as the case may be) shall have been executed and delivered by the Buyer at VIALOG's direction to the indicated person,

            (e) The filing and waiting period requirements (if applicable) under the HSR Act relating to the consummation of the Asset Purchase and the Participating Mergers shall have been complied with,

            (f) VIALOG shall have obtained the insurance set forth in Sections 6.7(c),

            (g) The Company shall have obtained all third party consents needed for the Buyer to assume and continue those Material Agreements being assumed by Buyer,

            (h) The Buyer and the Principal Stockholder shall have entered into an agreement whereby the Principal Stockholder and its Subsidiaries may, for a period of five (5) years commencing on the Effective Time, purchase from Buyer minutes of long distance usage at Buyer's lowest cost plus $.01 per minute, and

            (i) No Legal Action or other Claim shall be pending or threatened at any time prior to or on the Financing Closing Date before or by any Authority or by any other Person seeking to restrain or prohibit, or damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the Asset Purchase and the Transactions or which might in the reasonable judgment of the Company have any Adverse Effect on VIALOG and its Subsidiaries or the Company and its Subsidiaries taken as a whole or, assuming consummation of the Asset Purchase and the Participating Agreements, VIALOG and its Subsidiaries taken as a whole.


                                    ARTICLE
                                       8
                       TERMINATION, AMENDMENT AND WAIVER


     8.1  Termination.  This Agreement may be terminated at any time prior to
          -----------
the Effective Time, whether before or after approval of this Agreement, the Asset Purchase and the Transactions as follows:

           (a) by mutual consent of the Company and VIALOG, or

           (b) by either VIALOG or the Company,

                 (i) if any permanent injunction, decree or judgment by any Authority preventing the consummation of the Asset Purchase or the Financing shall have become final and nonappealable, or if the terminating party determines in its reasonable discretion that the Asset Purchase or the Financing has become inadvisable or impracticable by reason of the institution by any Authority or other Person of material Legal Action, or

                 (ii) if the Asset Purchase Closing shall not occur on or before the Termination Date.

           (c) by the Company:

                 (i) in the event of a breach of this Agreement by VIALOG or Buyer that has not been cured, or if any representation or warranty of VIALOG or Buyer shall have become untrue in any material respect, in either case such that such breach or untruth is incapable of being cured by the Effective Date or will prevent or delay consummation of the Asset Purchase by or beyond the Termination Date, or

           (d) by VIALOG:

                 (i) in the event Jeffries & Company, Inc. shall terminate its engagement or otherwise withdraw as an Underwriter for any substantive reason other than material failure to perform or material nonfulfillment of any covenant by the Company or the Principal Stockholder or a material breach of a representation or warranty of the Company or the Principal Stockholder,

                 (ii) if the Asset Purchase and the Transactions fail to receive the approval required by Applicable Law, by vote (or to the extent permitted by Applicable Law, by consent) of the Stockholders,

                 (iii) if it shall determine in its reasonable discretion that the Asset Purchase or the Transactions has or have become inadvisable or impracticable by reason of the threat by any Authority, or any other Person of material Legal Action or proceedings against either or both of the Company and VIALOG (or Buyer, or a Subsidiary of any of them), it being understood and agreed that a written request by governmental authorities for information with respect to the Transactions, which information could be used in connection with such Legal Action or proceedings, may be deemed by VIALOG to be a threat of material Legal Action or proceedings,

                 (iv) if arrangements reasonably satisfactory to VIALOG cannot be made for (A) the assumption by the Buyer of the Assumed Material Agreements substantially on the terms and conditions in effect as of the date of this Agreement, or (B) the Financing,

                 (v) if the business, assets, prospects, management, condition (financial or other) or results of operation of the Company or the Company and its Subsidiaries taken as a whole shall have been Adversely Affected, whether by reason of changes or developments in the economy or industry generally or operations in the ordinary course of business or otherwise,

                 (vi) if the Company shall not have received, without the imposition of any burdensome condition or material cost, all Governmental Authorizations and Private Authorizations, or if any Authority or other Person shall withdraw any such Governmental Authorizations or Private Authorizations,

                 (vii) if the terms of this Agreement shall not have been approved by the Underwriter,

                 (viii) if the Company shall have suffered any material damage, destruction or loss (whether or not covered by insurance) or any material acquisition or taking of property by any Authority, or if it or any of its Subsidiaries shall have suffered a material work stoppage, or

                 (ix) in the event of a material breach of this Agreement by the Company or the Principal Stockholder that has not been cured, or if any representation or warranty of the Company or the Principal Stockholder shall have become untrue in any material respect so that such breach or untruth is incapable of being substantially cured by the Effective Date or will prevent or delay consummation of the Asset Purchase by or beyond the Termination Date, or if any condition to VIALOG's obligation to close under this Agreement shall not have been satisfied.

           (e) by VIALOG if (i) the Board of Directors of the Company shall withdraw, modify or change its recommendation so that it is not in favor of this Agreement, the Asset Purchase or the Transactions, or shall have resolved to do any of the foregoing (it being agreed and understood that nothing in this clause
(i) obliges the Company to effect the Asset Purchase if the conditions set forth in Section 7.1 and Section 7.3 are not satisfied or limits the rights of the

Company to consent to terminate this Agreement pursuant to Section 8.1(a) or to terminate the Agreement pursuant to Section 8.1(b) or Section 8.1(c)), (ii) the Board of Directors of the Company shall have recommended or resolved to recommend to the Stockholders an Other Transaction, (iii) the Company, the Board of Directors of the Company or the Principal Stockholder shall have taken any action in contravention of Sections 6.6 or 6.13 or (iv) the Principal Stockholder shall fail to vote to approve and adopt this Agreement, the Asset Purchase and the Transactions.

     8.2   Effect of Termination.  Except as provided in Sections 6.9 and 8.5,
           ---------------------
in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability on the part of any Party, or any of their respective officers or directors, to the other and all rights and obligations of any Party shall cease; provided, however, that such termination will not relieve any Party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     8.3   Amendment.  This Agreement may be amended by the Parties by action by
           ---------
taken by or on behalf of their respective Boards of Directors and by the Principal Stockholder at any time prior to the Effective Time; provided, however, that, after approval of this Agreement and the Asset Purchase by the Stockholders, no amendment, which under Applicable Law may not be made without the approval of the Stockholders, may be made without such approval. This Agreement may not be amended to impose any additional material obligation on a Party or to burden or limit a material right of such Party except by an agreement in writing signed by the Party so affected.

     8.4   Waiver.  At any time prior to the Effective Time, except to the
           ------
extent Applicable Law does not permit, either VIALOG or Buyer and the Company may (a) extend the time for the performance of any of the obligations or other acts of the other, subject, however, to the terms and conditions of Section 8.1,
(b) waive any inaccuracies in the representations and warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance by the other with any of the agreements, covenants or conditions contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an agreement in writing signed by the Party or Parties to be bound thereby.

     8.5   Fees, Expenses and Other Payments.  If this Agreement is terminated,
           ---------------------------------
then all costs and expenses incurred by the Parties in connection with this Agreement, the Asset Purchase and the Transactions and in connection with compliance with Applicable Law and Contractual Obligations as a consequence hereof and thereof, including fees and disbursements of counsel, financial advisors and accountants, will be borne solely and entirely by the Party which has incurred such costs and expenses (with respect to such Party, its "Expenses"). VIALOG acknowledges and agrees that the Company has disclosed that it is obligated and will become further obligated for Expenses (including fees and expenses of its counsel, its independent accountants, and its financial advisor) incurred by it in connection with this Agreement, the Asset Purchase and the Transactions. It is understood and agreed that certain of such Expenses may be paid by the Company prior to the execution of this Agreement, and VIALOG agrees to refrain from taking any action which would prevent or delay the payment of reasonable Expenses by the

Company. Any Expenses incurred and not paid will constitute liabilities of the Company. VIALOG agrees to take all action necessary to cause the Company to pay promptly any of the foregoing reasonable Expenses incurred, but not paid, by the Company prior to the Effective Time.

     8.6   Effect of Investigation.  The right of any Party to terminate this
           -----------------------
Agreement pursuant to Section 8.1 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any Party, any Person controlling any such Party or any of their respective Representatives whether prior to or after the execution of this Agreement.


                                    ARTICLE
                                       9
                       FEDERAL SECURITIES ACT AND OTHER
                         RESTRICTIONS ON VIALOG STOCK


     9.1   Shares not Registered.  The Principal Stockholder acknowledges that
           ---------------------
the shares of VIALOG Stock to be delivered to Stockholders pursuant to this Agreement have not and will not be registered under the Securities Act (except pursuant to the Registration Rights Agreement) and may not be resold except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration. The Principal Stockholder represents and warrants that the VIALOG Stock to be acquired by the Stockholders pursuant to this Agreement is being acquired solely for its own account, for investment purposes only and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

     9.2   Economic Risk; Sophistication.  The Principal Stockholder represents
           -----------------------------
and warrants that the Principal Stockholder and the other Stockholders are able to bear the economic risk of an investment in the VIALOG Stock acquired pursuant to this Agreement and can afford to sustain a total loss on such investment and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment and therefore have the capacity to protect their own interests in connection with the acquisition of the VIALOG Stock. The Principal Stockholder acknowledges that prior to the Asset Closing VIALOG will have furnished a copy of the Prospectus to the Stockholders and at the Asset Closing the Stockholders will be required to confirm that VIALOG has responded to due diligence and information requests made on behalf of the Company similar in extent and scope to the due diligence requests made to the Company by VIALOG. The Principal Stockholder will at that time confirm that the Principal Stockholder has had an adequate opportunity to ask questions and receive answers from the officers of VIALOG (and, in the case of the other Stockholders, to ask questions and receive answers from the Principal Stockholder) concerning any and all matters relating to this Agreement, the Asset Purchase, the Transactions, or Other Participating Companies, the Participating Agreements and the Financing Document, and have read and understood the matters described in the copies of the Financing Document provided to them including, without limitation, the background and experience of the officers and directors of VIALOG, the plans for the operations of the business of VIALOG, the potential dilutive effects of the Financing and future acquisitions and projected uses of the proceeds of the Financing. The Principal Stockholder will confirm at the Asset Purchase Closing that the Principal Stockholder has asked any and all questions in the nature described in the preceding sentence or otherwise of interest in connection with the exchange of VIALOG Stock for Shares as provided in this Agreement, and all questions have been answered to the Principal Stockholder's satisfaction.

     9.3   Restrictions on Resale; Legends.  The Principal Stockholder agrees,
           -------------------------------
Company will use commercially reasonable efforts to cause each other Stockholder to agree, not to offer, sell, assign, exchange, transfer, encumber, pledge, distribute or otherwise dispose of the VIALOG Stock to be acquired by them pursuant to this Agreement except after full compliance with all of the
--------
applicable provisions of the Securities Act and applicable state securities Laws, and any attempt by a Stockholder to do so will be treated as ineffective for all purposes. The certificates of VIALOG Stock issued pursuant to Section 2.1(a) of this Agreement will bear the following legend substantially as set forth:

               THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED OR OTHERWISE DISPOSED OF WITHOUT (1) REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE LAW, OR (2) AN OPINION (SATISFACTORY TO VIALOG) OF COUNSEL (SATISFACTORY TO VIALOG) THAT REGISTRATION IS NOT REQUIRED.

                                    ARTICLE
                                      10
                                INDEMNIFICATION

     10.1  Indemnification.
           ---------------

               (a) Except as provided in Section 11.1, the Company and the Principal Stockholder jointly and severally agree to make whole, indemnify and hold VIALOG, the Buyer, the Underwriters and their respective Affiliates, agents, successors and assigns (collectively, the "VIALOG Indemnified Parties") harmless as a result of, from or against:

                 (i) any and all Claims of the VIALOG Indemnified Parties or other Persons based upon, attributable to or resulting from any material inaccuracy in or material breach of any representation or warranty on the part of any one or more of the Company or the Stockholders under this Agreement or any Collateral Document;

                 (ii) any and all Claims of the VIALOG Indemnified Parties or other Persons based upon, attributable to or resulting from the material breach of any covenant or other agreement on the part of any one or more of the Company or the Stockholders under this Agreement or any Collateral Document;

                 (iii) any and all Claims of the VIALOG Indemnified Parties attributable to or resulting from the Identified Legal Actions; and

                 (iv) any and all other material Claims of the VIALOG Indemnified Parties or other Persons incident to the foregoing or to the enforcement of this Section.

           (b) Except as provided in Section 11.1, VIALOG agrees to make whole, indemnify and hold the Company, the Principal Stockholder and their respective Affiliates, agents, heirs, successors and assigns (collectively, the "Company Indemnified Parties") harmless as a result of, from or against:

                 (i) any and all Claims of the Company Indemnified Parties or other Persons based upon, attributable to or resulting from any material inaccuracy in or material breach of any representation or warranty on the part of VIALOG or Buyer under this Agreement or any Collateral Document;

                 (ii) any and all Claims of the Company Indemnified Parties or other Persons based upon, attributable to or resulting from the material breach of any covenant or other agreement on the part of VIALOG or Buyer; and

                 (iii) any and all other material Claims of the Company Indemnified Parties or other Persons incident to the foregoing or to the enforcement of this Section.

           (c) Except in connection with an Identified Legal Action, neither the Company nor the Principal Stockholder will be required to pay to the VIALOG Indemnified Parties an aggregate amount in excess of an amount equal to the cash received pursuant to Sections 2.1(a) and 2.1(c) plus, with respect to shares of VIALOG Stock issued to such Stockholder the Indemnity Value thereof. VIALOG will not be required to pay any Company Indemnified Party an aggregate amount in excess of an amount equal to the cash delivered to such Company Indemnified Party pursuant to Sections 2.1(a) and 2.1( c) plus the Indemnity Value of the VIALOG Stock issued to such Party. No Claim for indemnification may be commenced beyond the period applicable to such Claim set forth in Section 11.1.

           (d) Notwithstanding the foregoing, neither the Company nor the Principal Stockholder will be required to pay any amount for indemnification to the VIALOG Indemnified

Parties, except to the extent that (i) the Claim pertains to an Identified Legal Action, without regard to the dollar amount thereof or the aggregate dollar amount of all Claims; or (ii) the aggregate amount of Claims under this Section
10.1 asserted against the Principal Stockholder exceeds the greater of $100,000 or one percent (1%) of the Consideration paid to the Principal Stockholder pursuant to Sections 2.1(a) and 2.1(c).

     10.2  Procedures Concerning Claims by Third Parties; Payment of Damages;
           ------------------------------------------------------------------
           Etc.
           ----

           (a) If any Legal Action is instituted or asserted by any person other than such indemnified party in respect of which payment may be sought hereunder, the indemnified party will reasonably and promptly cause written notice of the assertion of any Legal Action of which it has knowledge which is covered by the indemnities under Section 10.1 to be forwarded to the indemnifying party. In such event, the indemnifying party will have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Legal Action which related to any Claims instituted or asserted by any Person other than such indemnified party and indemnified against hereunder; provided, however, that no settlement thereof will be made without the prior written consent of the indemnified party, which consent will not be unreasonably withheld, conditioned or delayed. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Legal Action which related to any such Claims, it will within thirty (30) days of receipt of said notice (or sooner, if the nature of the Legal Action so requires) notify in writing the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Legal Action which relates to any such Claims, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Claims under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Legal Action. If the indemnified party defends any Legal Action, then the indemnifying party will reimburse the indemnified party for reasonable Claims incurred in defending such Legal Action upon a final determination that the indemnified party was entitled to indemnity hereunder. Neither the indemnifying party nor the indemnified party may settle any Legal Action without the prior written consent of the other party, which consent will not be unreasonably withheld, conditioned or delayed. If the indemnifying party will assume the defense of any Legal Action instituted or asserted by any Person other than an indemnified party, the indemnified party may participate, at such party's own expense, in the defense of such Legal Action.

           (b) After any final judgment or award will have been rendered by a court, arbitration board (which may be engaged upon the consent of each of the indemnifying party and the indemnified parties) or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement will have been consummated, or the indemnified party and the indemnifying party will have arrived at a mutually binding agreement with respect to a Legal Action hereunder, the indemnifying party will pay all of the sums due and owing to the indemnified party by wire transfer of immediately available funds within five business days after the date of notice of such judgment or award conditioned, however on the indemnifying party having been finally determined by the parties' agreement or by final court or arbitration that the indemnifying party is obligated hereunder to make said payment and subject to the provisions of this Article.

           (c) The failure of the indemnified party to give reasonably prompt notice of any Legal Action instituted or asserted by any Person other than such indemnified party and indemnified against hereunder will not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss or material prejudice as a result of such failure.

           (d) No legal action to enforce a Claim for indemnity will be stayed or dismissed for failure to join one or more indemnifying parties or to permit an indemnifying party to cross-claim against another indemnifying party, nor will the failure to join as indemnifying party be deemed grounds for preventing a separate or subsequent Legal Action to enforce a Claim for indemnification against such party, each such Legal Action being deemed a separate and independent Claim for indemnification. A Legal Action to enforce a Claim for indemnity may be instituted in the Commonwealth of Massachusetts, or the jurisdiction to which each Party consents, or any other state having jurisdiction with respect thereto.

     10.3  Access to Books and Records.  In the event of any claim for indemnity
           ---------------------------
under Section 10.1 or 10.2, VIALOG agrees to give the Principal Stockholder and its Representatives reasonable access to all files, documents, instruments, papers, books and records relating to the Company or the Principal Stockholder, and to all employees of the Company in connection with the matters for which indemnification is sought to the extent the Principal Stockholder reasonably deems necessary in connection with his rights and obligations under this Article 10.

     10.4  Exclusivity.  After the Financing Closing Date, to the extent
           -----------
permitted by Law, the indemnities set forth in this Article 10 shall be the exclusive remedies of the VIALOG Indemnified Parties and the Company Indemnified Parties for any misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any covenant or agreement contained in this Agreement, and the parties shall not be entitled to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the parties hereto hereby waive.

                                    ARTICLE
                                      11
                              GENERAL PROVISIONS

     11.1  Effectiveness of Representations; Etc.
           --------------------------------------

           (a) Regardless of any investigation made by or on behalf of any other party hereto, any Person controlling such party or any of their respective Representatives whether prior to or after the execution and consummation of this Agreement, the representations, warranties, covenants and agreements contained in Article 3, Article 4 and Article 5 will survive the Asset Purchase Closing and remain operative and in full force and effect as follows:

                 (i) Section 3.11 and Section 3.12 until sixty (60) days after the applicable statute of limitations, as the same may be extended from time to time, has terminated; and

                 (ii)    all other Sections, until January 31, 1999.

           (b) Except as set forth in Section 8.2, and except for the representations, warranties, covenants and agreements contained in Article 3,
Article 4 and Article 5, the representations, warranties, covenants and agreements of each Party will survive and remain operative and in full force and effect, regardless of any investigation made by or on behalf of any other Party, any Person controlling any such Party or any of their respective Representatives whether prior to or after the execution and consummation of this Agreement.

     11.2  Notices.  All notices and other communications given or made pursuant
           -------
to this Agreement will be in writing and will be deemed to have been duly given or made as of the date delivered or transmitted, and will be effective upon receipt, if delivered personally, mailed by certified mail (postage prepaid, return receipt requested) to the Parties at the following addresses or sent by electronic transmission to the fax number specified below:

           (a) If to VIALOG or Buyer:

                 VIALOG Corporation
                 Attention: Glenn Bolduc, President
                 Ten New England Business Center
                 Suite 302
                 Andover, MA 01810
                 Fax:  (978) 975-7208

               with a copy to:

                 Mirick, O'Connell, DeMallie & Lougee, llp
                 Attention:  David L. Lougee, Esq.

                 1700 Bank of Boston Tower
                 Worcester, MA 01608
                 Fax: (508) 752-7305

           (b) If to the Company:

                 Call Points, Inc.
                 Attention:  Mrs. Billie Jo Pirnie
                 301 Interstate Park
                 Montgomery, AL  36109

             with a copy to:

                 Call Points, Inc.
                 Attention:  Larry Grogan
                 301 Interstate Park
                 Montgomery, AL  36109

                 and

                 Alan Rothfeder, Esq.
                 Kaufman & Rothfeder
                 2740 Zelda Road
                 Montgomery, AL 36103-4540

           (c) If to the Principal Stockholder:

                 Ropir Industries, Inc.
                 Attention:  Mrs. Billie Jo Pirnie
                 1500 Hunter Loop Road
                 Montgomery, Alabama 36108

               with a copy to:

                 Alan Rothfeder, Esq.
                 Kaufman & Rothfeder
                 2740 Zelda Road
                 Montgomery, AL 36103-4540

     Any address for notice as hereinabove provided may be changed by the party or person for whom the change is made by giving notice of said change in the manner provided in this Section.

     11.3  Headings.  The headings contained in this Agreement are for reference
           --------
purposes only and will not affect in any way the meaning and interpretation of this Agreement.

     11.4  Severability.  If any term or other provision of this Agreement is
           ------------
invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner Adverse to any Party. Upon such determination that any term or other provisions is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

     11.5  Entire Agreement.  This Agreement (together with the Disclosure
           ----------------
Schedule, the Confidentiality Agreement and the other Collateral Documents delivered in connection herewith), constitutes the entire agreement of the Parties and supersedes all prior agreements (other than the Confidentiality Agreement) and undertakings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof, including without limitation that certain Business Combination Agreement, dated July 30, 1996, between the Company and VIALOG.

     11.6  Assignment.  This Agreement may not be assigned by operation of law
           ----------
or otherwise and any purported assignment will be null and void, provided that VIALOG may cause a wholly owned Subsidiary of VIALOG to be substituted for VIALOG as the party to this Agreement and may, in addition, assign the other rights, but not its obligations, including, without limitation, its obligation for payment of the Purchase Price and the Noncompetition Payment, under this Agreement to such Subsidiary or Holding Company.

     11.7  Parties in Interest.  This Agreement will be binding upon and inure
           -------------------
solely to the benefit of each Party, and nothing in this Agreement, express or implied (other than the provisions of Section 6.7, which provisions are intended to benefit and may be enforced by the beneficiaries thereof), is intended to or will confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     11.8  Governing Law.  This Agreement will be governed by, and construed in
           -------------
accordance with, the substantive laws of the Commonwealth of Massachusetts governing contracts made and to be performed in such jurisdiction, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     11.9  Enforcement of the Agreement.  Each Party recognizes and agrees that
           ----------------------------
each other Party's remedy at law for any breach of the provisions of this Agreement would be inadequate and agrees that for breach of such provisions, such Party will, in addition to such other remedies as may be available to it at law or in equity or as provided in this Agreement, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained will be construed as prohibiting a Party from pursuing any other remedies available to such Party for any breach or threatened breach hereof or failure to take or refrain from any action as required hereunder to consummate the Asset Purchase and carry out the Transactions.

     11.10 Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, and by the different Parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

     11.11 Disclosure Supplements.  From time to time prior to the Financing
           -----------------------
Closing Date, the Company will promptly supplement or amend the Disclosure Schedule delivered in connection with this Agreement, with respect to any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in such Disclosure Schedule which has been rendered inaccurate thereby; provided, however, that no supplement or amendment to the Disclosure Schedule that constitutes or reflects a Material Adverse Change to the Company may be made without the prior written consent of VIALOG.


                                    ARTICLE
                                      12
                                  DEFINITIONS


     As used in this Agreement, unless the context otherwise requires, the following terms (or any variant in the form thereof) have the following respective meanings. Terms defined in the singular will have a comparable meaning when used in the plural, and vice versa, and the reference to any gender will be deemed to include all genders. Any reference to any statutory or regulatory provision will be deemed to be a reference to any successor statutory or regulatory provision. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided in this Agreement will have such meanings when used in the Disclosure Schedule and each Collateral Document, notice, certificate, communication, opinion, or other document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto.

     Accountants means KPMG Peat Marwick, LLP.

     Adverse, Adversely, when used alone or in conjunction with other terms (including without limitation "Affect," "Change" and "Effect") means, with respect to the Company, any of its Subsidiaries, VIALOG or Buyer, as the case may be any Event which could reasonably be expected to (a) adversely affect the validity or enforceability of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, or (b) adversely affect the business, operations, management, properties or the condition, (financial or other), or results of operation of the Company or the Company and its Subsidiaries taken as a whole, VIALOG or Buyer, as the case may be or (c) impair the Company's or VIALOG's ability to fulfill its obligations under the terms of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, or (d) adversely affect the aggregate rights and remedies of VIALOG or the Company under this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, in all cases, unless otherwise specifically set forth, in a material respect or manner or to a material degree.

     Affiliate or Affiliated means, with respect to any Person, (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest of such Person, (d) any executive officer or director of such Person, (e) with respect to any partnership, joint venture or similar Entity, any general partner thereof, and
(f) when used with respect to an individual, will include any member of such individual's immediate family or a family trust.

     Agreement means this Agreement as originally in effect, including unless the context otherwise specifically requires, all schedules, including the Disclosure Schedule and exhibits to this Agreement, and as the same may from time to time be supplemented, amended, modified or restated in the manner herein or therein provided.

     Applicable Law means any Law of any Authority, whether domestic or foreign, including without limitation all federal and state securities laws and Environmental Laws, to or by which a Person or to any of its business or operations is subject or any of its property or assets is bound.

     Assets means with regard to the Business all inventory, machinery, equipment, Leases, leasehold improvements, real property, furniture, fixtures, Intangible Assets, intellectual property, computer hardware and software, proprietary information, customer lists, prepaid items, all receivables, cash and cash equivalents on hand or otherwise on deposit, rights of the Company under all Contracts, Governmental Authorizations and Private Authorizations, the name "Call Points, Inc." together with all books, records and accounts and any confidential information which has been reduced to writing relating to or arising out of the Business and any and all other properties or assets of the Company of every name and nature including the goodwill of the Company in the Business. Additionally, it shall include all assets related to the Ropir Bridge business together with all related research and development, schematics, drawings, copyrights, patents, patents pending and other intellectual property.

     Asset Purchase will have the meaning given to it in the Preamble.

     Asset Purchase Closing will have the meaning given to it in Section 1.2.

     Assumed Contracts means (a) all Contractual Obligations other than those set forth in Section 3.9 and Section 3.17(a) of the Disclosure Schedule, and (b) the Assumed Material Agreements.

     Assumed Liabilities means all liabilities and obligations of the Company directly associated with the operation of the Business, other than the Retained Liabilities, and which can be generally described as (a) accounts payable and all similar trade obligations of the Company existing as of the Asset Purchase Closing, (b) obligations arising under the Assumed Contracts, (c) the Employee Accruals but in no event in excess of $100,000, and (d) the arrearage of royalty payments due from the Company for the one month period prior to the Effective Time under that certain Royalty/Noncompete Agreement dated November 14, 1991 among the Company, Lincoln Telecommunications Company, Consolidated Communications Inc. and Rock Hill Telephone Company, which amount shall in no event exceed the lowest monthly payment paid by the Company under said agreement in 1996, and (e) current accounts payable due Union Springs Telephone Company, Inc. for telephone lines used by the Company and for which Union Springs Telephone Company, Inc. is compensated under tariffs of the Alabama Public Service Commission which amount shall in no event exceed an amount equal to the average monthly billing from Union Springs Telephone Company, Inc. for said telephone lines in 1996.

     Assumed Material Agreements will have the meaning given to it in Section 7.2(h).

     Authority means any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or Entity, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign.

     BCA will have the meaning given to it in the Preamble.

     Benefit Arrangement means any material benefit arrangement that is not a Plan, including (a) any employment or consulting agreement (b) any arrangement providing for insurance coverage or workers' compensation benefits, (c) any incentive bonus or deferred bonus arrangement, (d) any arrangement providing termination allowance, severance or similar benefits, (e) any equity compensation plan, (f) any deferred compensation plan and (g) any compensation policy and practice.

     Business means all business of the Company associated with the Assets and the Assumed Liabilities.

     Buyer will have the meaning given to it in the Preamble.

     Cash Consideration will have the meaning given to it in Section 2.1(a).

     Claims means any and all debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties, together with all Legal Actions, pending or threatened, claims and judgments of whatever kind and nature relating thereto, and all reasonable fees, costs, expenses and disbursements (including without limitation attorneys' fees, costs and expenses) relating to any of the foregoing.

     COBRA means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

     Code will have the meaning given to it in the Preamble.

     Collateral Document means any agreement, instrument, certificate, opinion, memorandum, schedule or other document delivered by a Party or the Principal Stockholder pursuant to this Agreement or in connection with the Asset Purchase and the Transactions. For purposes of the representations, warranties, covenants and agreements of the Company and the Principal Stockholder, on the one hand, or VIALOG and Buyer on the other, under this Agreement and with respect to opinions to be delivered pursuant to this Agreement, except to the extent of a Party's actual knowledge, the Company and the Principal Stockholder or VIALOG and Buyer, as the case may be, assume no responsibility for the authority of or genuineness of signatures relating to the others as counterparts or their representations, warranties, covenants and agreements.

     Company will have the meaning given to it in the Preamble.

     Company Indemnified Parties will have the meaning given to it in Section 10.1(b).

     The Company's knowledge (including the term "to the knowledge of the Company") means the knowledge, information or belief of any Company director, executive officer or the Principal Stockholder; and that such director, executive officer or Principal Stockholder, after reasonable investigation, will have reason to believe and will believe that the subject representation or warranty is true and accurate as stated.

     Confidentiality Letter will have the meaning given to it in Section 6.1(c).

     Contract or Contractual Obligation means any term, condition, provision, representation, warranty, agreement, covenant, undertaking, commitment, indemnity or other obligation set forth in the Organizational Documents of the obligee or which is outstanding or existing under any instrument, contract, lease or other contractual undertaking (including without limitation any instrument relating to or evidencing any Indebtedness) to which the obligee is a party or by which it or any of its business is subject or property or assets is bound.

     Control (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise.

     Convertible Securities means any evidences of indebtedness, shares of capital stock (other than common stock) or other securities directly or indirectly convertible into or exchangeable for common stock, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or existence or non-existence of some other Event, or both.

     DBCL will have the meaning given to it in the Preamble.

     Disclosure Schedule means the disclosure schedules dated as of the date of this Agreement delivered by the Company to VIALOG and VIALOG to the Company.

     Distribution means, with respect to the Company or any of its Subsidiaries:
(a) the declaration or payment of any dividend (except dividends payable in common stock of the Company) on or in respect of any shares of any class of capital stock of the Company or any shares of capital stock of any Subsidiary owned by a Person other than the Company or a Subsidiary, (b) the purchase, redemption or other retirement of any shares of any class of capital stock of the Company or any shares of capital stock of any Subsidiary owned by a Person other than the Company or a Subsidiary, and (c) any other distribution on or in respect of any shares of any class of capital stock of the Company or any shares of capital stock of any Subsidiary owned by a Person other than the Company or a Subsidiary.

     Effective Time will have the meaning given to it in Section 1.6.

     Employment Arrangement means, with respect to any Person, any employment, consulting, retainer, severance or similar contract, agreement, plan, arrangement or policy (exclusive of any which is terminable within thirty (30) days without liability, penalty or payment of any kind by such Person or any Affiliate), or providing for severance, termination payments, insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, life, health, medical dental or hospitalization benefits, supplemental unemployment benefits, vacation or sick leave benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock purchase or appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits, or any collective bargaining or other labor agreement, whether or not any of the foregoing is subject to the provisions of ERISA.

     Encumber means to suffer, accept, agree to or permit the imposition of a Lien.

     Entity means any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

     Environmental Laws means any Law relating to or otherwise imposing liability or standards of conduct concerning pollution or protection of the environment or occupational health and safety, including without limitation Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials or other pollutants, contaminants, chemicals, noises, odors or industrial, toxic or hazardous substances, materials or wastes, whether as matter or energy, into the environment (including, without limitation, ambient air, surface water, ground water, mining or reclamation or mined land, land surface or subsurface strata) or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, materials or wastes. Environmental Laws include the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), the Hazardous Material
                                              -- ---
Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation
                                           -- ---
and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Federal Water
                                                 -- ---
Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42
                                              -- ---
U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
                    -- ---
Section 2601 et seq.), the Occupational Safety and Health Act of 1970 (29 U.S.C.
             -- ---
Section 651 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act
            -- ---
(7 U.S.C. Section 136 et seq.), and the Surface Mining Control and Reclamation
                      -- ---
Act of 1977 (30 U.S.C. Section 1201 et seq.), and any analogous future federal,
                                    -- ---
or present or future state, local or foreign, Laws, and the rules and regulations promulgated thereunder all as from time to time in effect, and any reference to any statutory or regulatory provision will be deemed to be a reference to any successor statutory or regulatory provision.

     Environmental Permit means any Governmental Authorization required by or pursuant to any Environmental Law.

     Environmental Requirements means all applicable present and future Governmental Authorizations, Private Authorizations or other requirements (including without limitation those pertaining to reporting, licensing and permitting) relating to or required by or pursuant to any Environmental Law, including without limitation all requirements pertaining or relating to:

     (a) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or the remediation, emission, discharge or release into the air, surface water, groundwater or land of, Hazardous Materials;

     (b)  the protection of the health and safety of employees or the public;

     (c)  the reclamation or restoration of land; and

     (d)  the ownership or operation of underground storage tanks.

     ERISA means the Employee Retirement Security Act of 1974, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision will be deemed to be a reference to any successor statutory or regulatory provision.

     ERISA Affiliate means any Person that is treated as a single employer with the Company or any of its Subsidiaries under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

     Event means the occurrence or existence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

     Exchange Agent will have the meaning given to it in Section 2.2(a).

     ESCROW AGENT will have the meaning given to it in Section 2.3(b).

     Exchange Fund will have the meaning given to it in Section 2.2(a).

     ESCROWED FUNDS will have the meaning given to it in Section 2.3(b).

     Expenses will have the meaning set forth in Section 8.5.

     Financing means the sale of VIALOG securities or borrowings from financial institutions necessary to raise the cash so as to enable VIALOG to pay the Purchase Price.

     Financing Closing Date means the date on which the Financing is closed.

     Financing Document means the private offering circular furnished to potential investors or financial institutions in connection with the Financing (which may include the Registration Statement, the Prospectus, exhibits, and financial statements, and any amendments thereto) and any securities of VIALOG issued to consummate the Financing.

     Final Determination (a) means with respect to federal Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an IRS Form 870AD and, with respect to Taxes other than federal Taxes, any final determination of liability in respect of a Tax which, under Applicable Law, is not subject to further appeal, review or modification through proceedings or otherwise, including without limitation the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations; and (b) will include the payment of Tax by the Company or whichever Party is responsible for payment of such Tax under Applicable Law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that the other party is notified of such payment and the party that is responsible for such Tax under this Agreement determines that no action should be taken to recoup such payment from such Taxing Authority.

     Financial Statements will have the meaning given to it in Section 3.2(a). GAAP means generally accepted accounting principles as in effect from time to time in the United States of America.

     Governmental Authorizations means all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of each applicable Authority.

     Governmental Filings means all filings, including franchise and similar Tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with each applicable Authority.

     Guaranty or Guaranteed means any agreement, undertaking or arrangement by which the Company or any of its Subsidiaries, VIALOG or Buyer, as the case may be, guarantees, endorses or otherwise becomes or is liable, directly or indirectly, upon any Indebtedness of any other Person including without limitation the payment of amounts drawn down by beneficiaries of letters of credit (other than by endorsements of negotiable instruments for deposit or collection in the ordinary course of business). The amount of the obligor's obligation under any Guaranty will be deemed to be the outstanding amount (or maximum permitted amount, if larger) of the Indebtedness directly or indirectly guaranteed thereby (subject to any limitation set forth therein).

     Hazardous Materials means any substance (in whatever state or matter): (a) the presence of which requires investigation or remediation under any Environmental Law; (b) that is defined as a "hazardous waste", "hazardous material" or "hazardous substance" under any Environmental Law; (c) that is toxic, explosive, corrosive, pollutive, contaminating, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any Authority; (d) that contains or consists of petroleum or petroleum products, or (e) that contains or consists of PCBs, asbestos, or urea formaldehyde foam insulation.

     HSR Act means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision will be deemed to be a reference to any successor statutory or regulatory provision.

     Identified Legal Actions will have the meaning given to it in Section 3.7(a)(i).

     Indebtedness means, with respect to the Company or any of its Subsidiaries,
(a) all items, except items of capital stock or of surplus or of general contingency or deferred tax reserves or any minority interest in any Subsidiary to the extent such interest is treated as a liability with indeterminate term on the consolidated balance sheet of the Company, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of the Company or VIALOG Subsidiary, (b) all obligations secured by any Lien to which any property or asset owned or held by the Company or any Subsidiary is subject, whether or not the obligation secured thereby will have been assumed, and (c) to the extent not otherwise included, all Contractual Obligations of the Company or any Subsidiary constituting capitalized leases and all obligations of the Company or any Subsidiary with respect to Leases constituting part of a sale and leaseback arrangement.

     Indemnity Value means with respect to each share of VIALOG Stock issued to a Stockholder pursuant to the Asset Purchase Agreement, the sum of $11.50. In satisfaction of a

Claim under this Agreement for which a stockholder is liable to VIALOG, until January 31, 1999 and in lieu of all cash, such Stockholder may tender shares of VIALOG Stock valued at $11.50 and cash in a ratio not exceeding three (3) to ninety-seven (97), for all payments by such Stockholder, and after January 31, 1999, cash and shares of VIALOG Stock in such proportion as such Stockholder determines.

     Intangible Assets means all assets and property lacking physical properties the evidence of ownership of which must customarily be maintained by independent registration, documentation, certification, recordation or other means.

     Law means any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ of any Authority, domestic of foreign; (b) the common law, or other legal or quasi-legal precedent; or (c) arbitrator's, mediator's or referee's award, decision, finding or recommendation; including, in each such case or instance, any interpretation, directive, guideline or request, whether or not having the force of law including, in all cases, without limitation any particular section, part or provision thereof.

     Lease means any lease of property, whether real, personal or mixed, and all amendments thereto.

     Legal Action means any litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Authority, or suits, at law or in arbitration, equity or admiralty commenced by any Person, whether or not purported to be brought on behalf of a party hereto affecting such party or any of such party's business, property or assets and specifically including, but not limited to, the Identified Legal Actions.

     Lien means any of the following: mortgage, lien (statutory or other); preference, priority or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, variance, reservation or limitation, right of way, zoning restriction, building to use restriction, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar right; any financing lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

     Margin Rules means Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, 12 C.F.R., parts 207, 220, 221 and 224, as now in effect.

     Material or Materiality for the purposes of this Agreement, will, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts.

     Material Agreement or Material Commitment means, with respect to the Company or any of its Subsidiaries or VIALOG or Buyer, any Contractual Obligation which (a) was not entered into in the ordinary course of business,
(b) was entered into in the ordinary course of business which (i) involves the purchase, sale or lease of goods or materials or performance of services aggregating more than Twenty-Five Thousand Dollars ($25,000), (ii) extends for more than three (3) months, or (iii) is not terminable on thirty (30) days or less notice without penalty or other payment, (c) involves Indebtedness for money borrowed in excess of One Hundred Thousand Dollars ($100,000), (d) is or otherwise constitutes a written agency, dealer, license, distributorship, sales representative or similar written agreement, or (e) would account for more than five percent (5%) of purchases or sales made by the Company and its Subsidiaries during the year ended December 31, 1996.

     Multiemployer Plan means a "multiemployer plan" within the meaning of
Section 4001(a)3 of ERISA.

     Noncompetition Payment will have the meaning given to it in Section 2.1(c).

     Option Securities means all rights, options and warrants, all calls or commitments evidencing the right, to subscribe for, purchase or otherwise acquire common stock or Convertible Securities, whether or not the right to subscribe for, purchase or otherwise acquire is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or the existence or non-existence of some other Event.

     Organizational Documents means, with respect to a Person which is a corporation, its charter, its by-laws, and all stockholder agreements, voting trusts and similar arrangements applicable to any of its capital stock, and, with respect to a Person which is a partnership, its agreement and certificate of partnership, any agreement among partners, and any management and similar agreements between the partnership and any general partners (or any Affiliate thereof).

     Other Participating Companies mean those companies or entities engaged in the teleconferencing business who execute agreements and plans of reorganization, stock purchase agreements or asset purchase agreements with VIALOG which agreements close contemporaneously with this Agreement.

     Other Transaction means a transaction or series of related transactions (other than the Asset Purchase) resulting in (a) any change in control of the Company, (b) any merger or consolidation of the Company or any of its Subsidiaries, regardless of whether the Company or such Subsidiary is the surviving Entity, (c) any tender offer or exchange offer for, or any acquisition of, any securities of the Company, or (d) any sale or other disposition of assets of the Company of any Subsidiary not otherwise permitted under Section 3.18.

     Participating Agreement will have the meaning given to it in the Preamble.

     Participating Companies will mean the Company and the Other Participating Companies.

     Participating Mergers means the mergers of Other Participating Companies with a Subsidiary of VIALOG pursuant to a Participating Agreement.

     Participating Stockholders means the Persons receiving VIALOG Stock pursuant to the Participating Agreements.

     Party means any natural individual or any Entity that has executed this Agreement.

     PBGC means the Pension Benefit Guaranty Corporation and any Entity succeeding to any or all of its functions under ERISA.

     Person means any natural individual or any Entity.

     Plan means any "employee benefit plan" as defined in Section 3(3) of ERISA (whether or not terminated) which is (or was in the case of a frozen or terminated plan) maintained by the Company or any Subsidiary or VIALOG or Buyer, and with respect to which the Company, such Subsidiary or VIALOG or Buyer or, in the case of any such plan subject to Title IV of ERISA, an ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA, other than a Multiemployer Plan.

     Principal Stockholder will have the meaning given to it in the Preamble.

     Private Authorizations means all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than each Authority) including without limitation those with respect to patents, trademarks, service marks, trade names, copyrights, computer software programs, technology and know-how.

     Prospectus means the form of offering document used by VIALOG in completing the Financing including any preliminary prospectus first filed by VIALOG in the Registration Statement dated February 28, 1997 and the prospectus filed pursuant to Rule 424(b) under the Securities Act and any supplements or amendments thereto used in connection with the Financing.

     Purchase Price will have the meaning given to it in Section 2.1(a).

     Registration Rights Agreement will have the meaning given to it in Section 6.4.

     Registration Statement means the registration statement (including the Prospectus, exhibits, financial statements and schedules included therein), and all amendments thereof

(including post-effective amendments and any registration statement filed under Rule 462(b) relating to the securities of VIALOG.

     Representatives of a Party means the officers, directors, employees, accountants, counsel, financial advisors, consultants and other representatives of such Party.

     Retained Liabilities means with regard to the Company (a) all obligations of the Company under this Agreement, (b) all liabilities for Taxes incurred in respect of or measured by the income of the Company earned on or realized on or prior to the Asset Purchase Closing, including any gain and income resulting from, arising under or in connection with the sale of the Assets and the other transactions contemplated herein, (c) all Claims, regardless of when made or asserted or imposed or asserted to be imposed by operation of law, pertaining to the Business, the Assets, any Employment Arrangement or Benefit Arrangement and which relate to the time period or events occurring on or prior to the Asset Purchase Closing, (d) all Legal Action to which the Company is a party or threatened to be a party as of the Asset Purchase Closing including, but not limited to the Identified Legal Actions, (e) all Indebtedness for borrowed money, (f) except as specifically identified in the Assumed Liabilities, all debts, obligations and liabilities of the Company owing to any Affiliate of the Company, the Principal Stockholder or Affiliate of the Principal Stockholder,
(g) except as specifically identified in the Assumed Liabilities, all obligations of the Company under that certain Royalty/Noncompete Agreement dated November 14, 1991 and among the Company, Lincoln Telecommunications Company, Consolidated Communications Inc. and Rock Hill Telephone Company, (h) all Contractual Obligations which are not included within the definition of Assumed Contracts, and (i) any liability, contract, commitment or other obligation of the Company, known or unknown, fixed or contingent, the existence of which constitutes or will constitute a breach of any representation or warranty of the Company or Principal Stockholder contained in or made pursuant to this Agreement or which Buyer is not assuming hereunder.

     SEC means the Securities and Exchange Commission of the United States or any successor Authority.

     Securities Act means the Securities Act of 1933, and the rules and regulations of the Commission thereunder, all as from time to time in effect, or any successor law, rules or regulations.

     Stock Consideration will have the meaning given to it in Section 2.1(a).

     Stockholders means the Principal Stockholder and all other Persons who own or are entitled to receive (pursuant to any Option Securities and Convertible Securities) any capital stock of the Company.

     Subsidiary means, with respect to a Person, any Entity a majority of the capital stock ordinarily entitled to vote for the election of directors of which, or if no such voting stock is outstanding, a majority of the equity interests of which, is owned directly or indirectly, legally or beneficially, by such Person or any other Person controlled by such Person.

     Tax (and "Taxable", which means subject to Tax), means with respect to the Company or any of its Subsidiaries, (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by the Company or any of its Subsidiaries, payroll, employment, unemployment, social security, excise severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, addition to tax or additional amount imposed by any Taxing Authority, (b) any joint or several liability of the Company or any of its Subsidiaries with any other Person for the payment of any amounts of the type described in (a), and (c) any liability of the Company or any of its Subsidiaries for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

     Tax Claim means any Claim which relates to Taxes, including without limitation the representations and warranties set forth in Section 3.11.

     Tax Return or Returns means all returns, consolidated or otherwise (including without limitation information returns), required to be filed with any Authority with respect to Taxes.

     Taxing Authority means any Authority responsible for the imposition of any Tax.

     Termination Date means (a) December 31, 1997, or (b) such dated after December 31, 1997 as to which the parties agree.

     Transactions means the other transactions contemplated by this Agreement or by any Collateral Document executed or required to be executed in connection herewith or therewith, but will not include the Participating Mergers, the sale of VIALOG securities pursuant to the Financing Document or any credit facilities between VIALOG and any bank described in the Financing Document.

     Transmittal Documents will have the meaning given to it in Section 2.2(b).

     Underwriter means any entity who assists VIALOG either as agent or for its own account in selling VIALOG's securities pursuant to the Financing Document.

     Underwriting Agreement means the agreement between VIALOG and the Underwriter.

     VIALOG will have the meaning given to it in the Preamble.

     VIALOG Indemnified Parties will have the meaning given to it in Section 10.1(a).

     VIALOG Stock will have the meaning given to it in the Preamble.

     IN WITNESS WHEREOF, VIALOG, Buyer, the Company and the Principal Stockholder have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    VIALOG CORPORATION

                                    By:  /s/  Glenn D. Bolduc
                                       -------------------------
                                       Name:  Glenn D. Bolduc
                                       Title:  President

                                    CALL POINTS ACQUISITION CORPORATION

                                    By:  /s/  Glenn D. Bolduc
                                       -------------------------
                                       Name:  Glenn D. Bolduc
                                       Title: President

                                    CALL POINTS, INC.


                                    By:  /s/  Billie Pirnie
                                       -------------------------
                                       Name:  Billie Pirnie
                                       Title: President

                                    ROPIR INDUSTRIES, INC.


                                    By:  /s/  Billie Pirnie
                                       -------------------------
                                    Name:  Billie Pirnie
                                    Title: President

              THE FOLLOWING IS A SUMMARY OF INFORMATION PROVIDED
            IN THE DISCLOSURE SCHEDULE OF THE AMENDED AND RESTATED
          AGREEMENT AND PLAN OF REORGANIZATION.  FURTHER INFORMATION
                        WILL BE FURNISHED UPON REQUEST
                        ------------------------------


                                SECTION 3.1(A)

 .  Jurisdiction of incorporation of the Company.

 .  Jurisdictions where Company qualified to do business.

                                SECTION 3.1(C)

 . Exceptions to no breach or default, etc., upon execution and delivery of the Agreement or any collateral document.

 . Exceptions to no lien created or imposed upon execution and delivery of the Agreement or any collateral document.

 . Exceptions to no governmental authorization or governmental filing required upon execution and delivery of the Agreement or any collateral document.

                                SECTION 3.1(D)

 . Subsidiaries of the Company, including jurisdictions of incorporation and where qualified to do business.

 .  Capital stock of any subsidiary.

 .  Exceptions to Company's ownership of all stock of any subsidiary.

 .  Exceptions to no liens against subsidiaries.


                                SECTION 3.2(A)

 . Financial statements of the Company and any subsidiary, prepared in accordance with GAAP.

                                SECTION 3.2(C)

 .  The Company's ownership of other entities.


                                  SECTION 3.3

 . Changes and condition of the Company and any subsidiary, since the date of the most recent financial statements.

                                  SECTION 3.4

 .  Exceptions to liabilities of the Company or any subsidiary.

 . Any obligations or liabilities, past, present or deferred, or accrued or unaccrued, fixed, absolute, contingent or other, except as disclosed in the balance sheet of the financial statements, or notes thereto, and any obligations or liabilities, other than obligations and liabilities incurred in the ordinary course of business consistent with past practice of the Company and any subsidiary, which will adversely affect the Company or any of the Company's subsidiaries.

 . Guarantees or primary or secondary liabilities of the Company or any subsidiary (except as disclosed in Financial Statements).

                                SECTION 3.5(A)

 . Exceptions to no liens with respect to all real property owned or leased, and to all other assets, tangible and intangible.

 .  Financing statements evidencing any liens.

 .  Impairments to valid leasehold interests.

 .  Exceptions to legal title.


                                SECTION 3.5(B)

 . Real estate owned or leased, and property leased by the Company and any subsidiary.

 .  Material fixed assets.

 .  Title retention agreements.

                                SECTION 3.5(C)

 . Exceptions to compliance with title covenants and conditions and environmental laws.

 .  Hazardous materials used or stored by the Company or any subsidiary.

                                  SECTION 3.6

 .  Private authorizations material to the Company or any subsidiary.

                                SECTION 3.7(A)

 .  Legal actions pending, finally adjudicated or settled on or before December
   31, 1996.

 .  Governmental authorizations.

                                SECTION 3.7(B)

 . Breaches, violations or defaults under governmental authorizations or any applicable law or under any requirement of any insurance carrier.

                                SECTION 3.8(A)

 . Governmental authorizations and intangible assets upon which the conduct of business by the Company or any subsidiary is dependent.

                                SECTION 3.8(B)

 .  Description of intangible assets and governmental authorizations.

                                  SECTION 3.9

 . Contractual obligations or transactions between the Company or any of its subsidiaries and any of its officers, directors, employees, stockholders, or any affiliate of any thereof (other than reasonable compensation for services or out-of-pocket expenses reasonably incurred in support of the Company's business).

                                SECTION 3.10(A)

 .  Insurance policies maintained by the Company or any subsidiary.


 . Insurance carriers which have refused the Company or any subsidiary insurance within the past five years.

                                SECTION 3.11(A)

 .  Exceptions to taxation as a subchapter C corporation.

 .  Membership in a consolidated group for tax purposes.

                                SECTION 3.11(D)

 . Tax audits of the Company or any subsidiary by the IRS or any notifications thereof.

                                SECTION 3.11(E)

 .  Tax sharing agreement or arrangement of the Company or any subsidiary.

                                SECTION 3.12(A)

 .  ERISA plans, including, inter alia, exceptions to compliance to applicable
                           ----- ----
   laws, notices from any authority questioning compliance, deficiencies, "prohibited transactions", any amounts of liability, termination proceedings, annual reports, or any membership in or contributions to multi-employer plans.

                                SECTION 3.12(C)

 . Basis of funding and current status of any past service liability with respect to each employment arrangement.

                                SECTION 3.15(A)

 .  Authorized and outstanding capital stock of the Company.

 . Agreements by the Company or any subsidiary to grant or issue any shares of its capital stock or any option security or convertible security.

 . Any agreement, put or commitment pursuant to which the Company or any subsidiary is obligated to purchase, redeem or otherwise acquire any shares of capital stock or any option security or convertible scurity.

                                SECTION 3.15(B)

 .  Stockholders.

 .  Stock not held free and clear of all liens.

 . Persons or groups of persons owning as much as 5% of the Company's outstanding common stock.

                                SECTION 3.16(A)

 .  Employment arrangements of the Company or any subsidiary.

 .  Collective bargaining agreements or pending grievances or labor disputes.

                                SECTION 3.16(B)

 . Accelerated payments or benefits, including parachute payments, that will be received as a result of the transactions contemplated by this Agreement.

                                SECTION 3.16(C)

 . Any unfavorable relationships with employees of the Company or any subsidiary.

                                SECTION 3.16(E)

 . Exceptions to no accruals of vacation, sick days, personal days or other employee accruals.

                                SECTION 3.17(A)

 . Material Agreements relating to the ownership or operation of the business and property of the Company or any subsidiary presently held or used by the Company or any subsidiary, or to which the Company or any subsidiary is a party, or to which it or any of its property is subject or bound.

                                SECTION 3.17(B)

 . Exceptions to satisfaction or performance of material agreements by the Company or any subsidiary.

                                SECTION 3.18(A)

 .  Exceptions to operation of business in the ordinary course.

                                SECTION 3.18(B)

 . Distributions from end of most recent fiscal year to the date of this Agreement.

                                 SECTION 3.19

 . Banks, trust companies, savings and loan associations and brokerage firms in which the Company or any subsidiary has an account or safe deposit box, and the names of all persons with access thereto.

                                 SECTION 3.20

 . Adverse restrictions which impairs the Company or any subsidiary's ability to conduct its business or which could have any adverse effect on the Company or any subsidiary.

                                 SECTION 3.22

 .  Personal injury, warranty claims, etc., pending or threatened.

                                SECTION 3.23(A)

 . Environmental matters - compliance and governmental authorizations and private authorizations.

                                SECTION 3.23(B)

 . Any actual or expected spill, disposal, release, burial or placement of hazardous materials in the soil, air or water on any property or facility owned, leased, operated or occupied by the Company or any subsidiary.

 .  Notices or liens arising under environmental law.

                                SECTION 3.23(C)

 .  Above or underground tanks for the storage of hazardous materials.

                                SECTION 3.23(E)

 . Hazardous materials used in the conduct of business of the Company or any subsidiary.

 .  Description and annual volume of hazardous materials used.

 .  Years during which use occurred.

 .  Persons to whom such hazardous materials were transferred and/or transported.

                                SECTION 3.23(F)

 .  Hazardous materials generated.

 .  Annual volume.

 .  Persons to whom such hazardous materials were transferred and/or transported.

                                SECTION 3.23(G)

 .  Environmental site assessments.

                                 SECTION 3.30

 . Information furnished by or on behalf of the Company or any stockholder for use in financing document.

                                 SECTION 3.31

 . Predecessor entities and entities from which, since December 31, 1991, the Company previously acquired material properties or assets.

                                  SECTION 4.4

 . Exceptions to good and merchantable title to shares to be exchanged pursuant to this Agreement.